As filed with the Securities and Exchange Commission on August 9, 2005
                       Registration No.333- 117500


                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM SB-2/A
                             (Amendment No. 2)

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            OXFORD TECHNOLOGIES, INC.
---------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         Delaware                3590                     04-3615974
---------------------- ------------------------  --------------------------
(State or jurisdiction    (Primarily Standard    (I.R.S Employer I.D. No.)
  of incorporation or  Industrial Classification
    Organization             Code Number)

                        80 Wall Street, Suite 818
                           New York, NY 10005
                             (212) 809-1200
---------------------------------------------------------------------------
     (Address and telephone number of principal executive offices)

                         Technology Park, Newbridge
                         South Wales, United Kingdom
----------------------------------------------------------------------------
     (Address of principal place of business or intended principal place of business)


                             William G. Hu, Esq.
                         435 East 70th Street, #7C
                          New York, New York 10021
                              (212) 734-2789
----------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                              Copies to:
                           William G. Hu, Esq.
                        435 East 70th Street, #7C
                         New York, New York 10021
           (212) 734-2789 (telephone), (212) 809-1289 (facsimile)


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                           CALCULATION OF REGISTRATION FEE

                                              Proposed          Proposed
     Title of Each                             Maximum          Maximum          Amount of
   Class of Securities     Amount to       Offering Price      Aggregate        Registration
    To be Registered    be Registered(1)    Per Share(2)     Offering Price(2)     Fee (3)
---------------------  ------------------  ---------------- -----------------  ---------------

     Common Stock        5,213,000 shares     $    1.00       $    5,213,000      $   660.49




 (1) This registration statement registers the resale of up to 5,213,000 shares of common stock offered by our selling stockholders. In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

 (2) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933. Since there is no current trading market for the common stock, the Proposed Maximum Offering Price is based upon the initial offering price of the shares.

 (3) The registration fee has been previously paid.


We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section?8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                      Subject to Completion Dated August 9, 2005




                             OXFORD TECHNOLOGIES, INC.



                                   Prospectus
                         5,213,000 SHARES OF COMMON STOCK


This prospectus covers the resale of up to 5,213,000 shares of our common stock owned by our selling security holders who will offer their shares initially at a fixed price of $1.00 per share and thereafter, if our common stock is quoted on the Over-the-Counter Bulletin Board, at then prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of the 5,213,000 shares.

There are no underwriting commissions involved in this offering. We have agreed to pay all expenses of registering the shares for the selling stockholders.

No public market currently exists for our common stock. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

Investing in our common stock involves substantial risks.  See "Risk Factors"
-----------------------------------------------------------------------------
beginning on page 7.
--------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


Dealer Prospectus Delivery Obligation
-------------------------------------

Until ___, 2005, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


The date of this prospectus is August 9, 2005.

                                TABLE OF CONTENTS



Prospectus Summary..........................................                  5
Risk Factors................................................                  7
Use of Proceeds.............................................                 11
Determination of Offering Price.............................                 11
Dilution....................................................                 12
Selling Security Holders....................................                 12
Plan of Distribution........................................                 20
Legal Proceedings...........................................                 21
Directors, Executive Officers, Promoters and Control Persons                 22
Security Ownership of Certain Beneficial Owners and Management               24
Description of Securities...................................                 24
Interest of Named Experts and Counsel.......................                 26
Disclosure of Commission Position of
  Indemnification for Securities Act Liabilities............                 25
Organization Within Last Five Years.........................                 26
Description of Business.....................................                 27
Management's Discussion and Analysis or Plan of Operation...                 32
Description of Property.....................................                 38
Certain Relationships and Related Transactions..............                 38
Market for Common Equity and Related Stockholder Matters....                 38
Executive Compensation......................................                 40
Changes In and Disagreements With Accountants
 on Accounting and Financial Disclosure.....................                 41
Additional Information......................................                 43
Financial Statements........................................                 44

                                PROSPECTUS SUMMARY



This summary highlights material information regarding our company and the offering contained in this prospectus. You should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision. Reference in this prospectus to "Oxford", "we", "us", and "our" all refer collectively to Oxford Technologies, Inc. and its subsidiary unless the context indicates otherwise or as otherwise noted.


Business
--------

Oxford Technologies, Inc. conducts its business through its wholly owned subsidiary, Axiom Manufacturing Services Ltd. in the United Kingdom ("Axiom"), which provides electronics manufacturing services to original equipment manufacturers ("OEM") in the telecommunications equipment, computers and related products for business enterprises, video/audio/entertainment products, industrial control equipment, testing and instrumentation products, medical devices and domestic appliances markets. We offer OEMs a full range of services, from initial design through production, test, distribution and after-market support. In many cases, we build and service products that carry the brand names of our customers.

Substantially all of our manufacturing services are provided on a turnkey basis, whereby we purchase customer-specified components, assemble the components on printed circuit boards, perform post-production testing and provide OEMs with production process and testing documentation. We also provide manufacturing services on a consignment basis, whereby we utilize components supplied by our customers to provide assembly and post-production testing services.

We have no website. Axiom Manufacturing Services Ltd., our subsidiary, has a website, whose address is www.axiom-ms.com.

We were organized as a Delaware corporation on March 8, 2002. Our principal executive office is located at 80 Wall Street, Suite 818, New York, NY 10005, and our telephone number is (212) 809-1200.


The Offering
------------

We are authorized to issue 80,000,000 shares of $0.001 par value common stock. As of the date of this prospectus, there are 18,564,002 shares of our common stock issued and outstanding.

Up to 5,213,000 shares of our common stock may be offered by the selling security holders. The selling security holders may sell all or any portion of the shares in this offering in one or more transactions through a variety of methods. The selling security holders will sell their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Estimated Use of Proceeds
-------------------------

We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders, although we agreed to pay all offering expenses, which are approximately $57,860.49.


Plan of Distribution
--------------------

We are unaware of the nature and timing of any future sales of common stock by existing shareholders. There is no minimum number of shares to be sold in this offering. No underwriting arrangements for this offering exist.


Summary Financial Data
----------------------

The following summary financial data as of December 31, 2004 and for the two years ended December 31, 2004 and 2003 have been derived from our audited statements. The selected financial data as of March 30, 2005 and for the three months ended March, 2005 and 2004 have been derived from our unaudited financial statements which, in the opinion of our management, reflect all adjustments, which are of a normal recurring nature, necessary to present such information fairly.


Statement of Operations Data:
----------------------------

                                 Fiscal years ended            Three months ended
                                    December 31,                    March 30,
                               --------------------------   --------------------------
                                 2004            2003           2005        2004
                               ---------------------------  --------------------------
                                                                    (unaudited)

Revenues                     $ 27,818,000   $ 20,421,000    $   6,832,000   $ 7,738,000
Cost of Sales                $ 25,572,000   $ 20,949,000    $   6,259,000   $ 6,770,000
Net income (loss)            $    363,000   $  (528,000)    $      63,000   $   119,000
Basic and diluted
 loss per share              $       0.02   $     (0.10)    $        0.00   $      0.01

Basic and diluted weighted
average number of shares of
common stock outstanding       18,564,002     17,988,660       18,564,002     18,564,002



Balance Sheet Data:
-------------------

                                        March 30, 2005       December 31, 2004
                                   ---------------------     -----------------

                                        (Unaudited)

Total assets                          $   27,518,000           $   28,428,000
Total liabilities                     $   12,589,000           $   13,347,000
Stockholders' equity                  $   14,929,000           $   15,081,000

                               RISK FACTORS

The shares of common stock offered by this prospectus involve a high degree of risk. You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, before you purchase these shares. The risks and uncertainties described below are those that we have identified as material. If any of the events contemplated by the following discussion of risks should occur, our business, financial condition and results of operations may suffer. As a result, the trading price of our common stock could decline and you could lose part or all of your investment in our common stock.

                         Risks Related to Our Business

(1) WE HAVE EXPERIENCED LOSSES IN THE PAST, AND WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

Although we generated a net income of $363,000 and $63,000 for fiscal 2004 and for the quarter ended March 31, 2005, respectively, we incurred a net loss of $1.85 million for fiscal 2003, and our accumulated deficit as of March 31, 2005, was $20.6 million. We may incur additional losses in the future, and we may not sustain profitability, which could cause you to loss all or part of your investment in our common stock.

(2) WE NEED ADDITIONAL CAPITAL TO IMPLEMENT OUR CURRENT BUSINESS STRATEGY, WHICH MAY NOT BE AVAILABLE TO US, AND IF WE RAISE ADDITIONAL CAPITAL, IT MAY DILUTE YOUR OWNERSHIP IN US.

We currently depend on invoice discounting, bank loans and finance lease agreements to meet our short-term cash requirements. In order to grow revenues and reach profitability, we will need additional capital. As of the date of this prospectus, we do not have any arrangements for financing. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive to us. We cannot assure you that we will be able to obtain any additional financing.
If we are unable to obtain the financing needed to implement our business strategy, our ability to increase revenues will be impaired and we may not able to reach profitability.

(3) WE HAVE NO LONG-TERM MANUFACTURING CONTRACTS FROM OUR CUSTOMERS, AND REDUCTIONS, CANCELLATIONS OR DELAYS IN CUSTOMER ORDERS WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

As is typical in the electronics manufacturing service industry, we do not usually obtain long-term manufacturing orders or commitments from our customers. In addition, customers may cancel their orders, change production quantities or delay production for a number of reasons beyond our control. Significant or numerous cancellations, reductions or delays in orders by our customers would reduce our revenues. Because many of our costs are fixed, a reduction in sales could have a disproportionate adverse effect on our operating results.

(4) OUR QUARTERLY OPERATING RESULTS, REVENUES AND EXPENSES MAY FLUCTUATE SIGNIFICANTLY WHICH COULD HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

Our operating results, revenues and expenses may fluctuate significantly from quarter to quarter due to a variety of factors including:


   o   the timing, size and execution of orders and shipments,

   o   lengthy and unpredictable sales cycles,

   o   changes in our operating expenses,

   o   changes in exchange rates, and

   o   fluctuations in general economic conditions.

We believe that period-to-period comparisons of our results of operations are not a good indication of future performance. It is possible that our operating results will be below your expectations. In that event, the trading price of our common stock will fall.

(5) WE POTENTIALLY BEAR THE RISK OF PRICE INCREASES ASSOCIATED WITH SHORTAGES IN THE AVAILABILITY OF ELECTRONICS COMPONENTS.

At various times, there have been shortages of components in the electronics industry, leading to increased component prices. After receiving manufacturing orders, we purchase electronics components to manufacture our customers' products. As a result, we potentially bear the risk of price increases for these components if we are unable to purchase components at the price level anticipated to support the margins assumed in our agreements with our customers.

(6) WE OPERATE IN A COMPETITIVE BUSINESS ENVIRONMENT AND IF WE CANNOT COMPETE EFFECTIVELY, WE MAY NEVER BECOME PROFITABLE.

The market for our products and services is intensely competitive and subject to technological change. Competitors vary in size and in the scope and breadth of the products and services they offer. We compete in the United Kingdom with large and small companies, such as AB Electronics Assemblies, ACW Technologies Ltd., and CTS Corporation, to provide electronics manufacturing services to original equipment manufacturers. Some of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, engineering, technical, marketing and other resources than we do. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer demands or to devote greater resources to the development, promotion and sale of their products or services than we can. If we cannot compete effectively, we may never become profitable.

(7) IF WE FAIL TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY, WE COULD LOSE EXISTING CUSTOMERS AND BE UNABLE TO ATTRACT NEW BUSINESS.

The electronics manufacturing service market in which we operate is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. We expect new products and services to continue to be developed and introduced by others, which will compete with, and reduce the demand for, our products and services. Our future success will depend, in part, on our ability to enhance the performance features and reliability of our current products and introduce new products and services to keep pace with technological developments and emerging industry standards, and to address the increasingly sophisticated needs of our customers. If we fail to keep pace with rapid technological changes in our industry, we could lose existing customers and be unable to attract new business.

(8) OUR SUCCESS DEPENDS ON THE CONTINUING TREND OF ORIGINAL EQUIPMENT MANUFACTURERS TO OUTSOURCE. UNCERTAINTIES AND ADVERSE TRENDS AFFECTING THE ELECTRONICS INDUSTRY OR ANY OF OUR MAJOR CUSTOMERS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

Our revenue growth is dependent upon the continuing trend of original equipment manufacturers to outsource. To the extent that there are no new outsourcing opportunities, our future growth would be unfavorably impacted. In addition, our business depends on the electronics industry, which is subject to rapid technological changes, short product life cycles and pricing and margin pressure. When these factors adversely affect our customers, we may suffer similar effects.

(9) FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN THE BRITISH POUND STERLING AND THE UNITED STATES DOLLAR MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

The functional currency of our operations in the United Kingdom is British Pound Sterling. Results of our operations are translated at average exchange rates into United States dollars for financial reporting purposes. As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. Fluctuations may also adversely affect the comparability of period-to-period results. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate entirely the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price.

(10) OUR ASSETS AND OFFICERS/DIRECTORS ARE LOCATED OUTSIDE OF THE U.S., IT IS DIFFICULT TO EFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON US AND OUR OFFICERS AND DIRECTORS.

Our assets, our officers and directors are located outside of the United States. As a result, it may be difficult to effect service of process within the United States and enforce judgment of the US courts obtained against us and our executive officers and directors. Particularly, our shareholders may not able to:

   o effect service of process within the United States on us or any of our executive officers and directors;

   o enforce judgments obtained in U.S. courts against us based upon the civil liability provisions of the U.S. federal securities laws;

   o enforce, in a court outside of the United States, judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws; and

   o bring an original action in a court outside of the United States to enforce liabilities against us or any of our executive officers and directors based upon the U.S. federal securities laws.


             Risks Related to Investment in Our Securities

(11) OUR PRINCIPAL SHAREHOLDER CONTROLS A SUBSTANTIAL PORTION OF OUR COMMON STOCK; INVESTORS WILL HAVE LITTLE CONTROL OVER OUR MANAGEMENT OR OTHER MATTERS REQUIRING SHAREHOLDER APPROVAL.

Great Admirer Ltd., our principal shareholder, currently owns approximately 94.4% of our outstanding common stock, giving it the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including the election of our directors; the acquisition or disposition of our assets, the future issuance of our shares and approval of other significant corporate transactions. It may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.

(12) THERE IS NO AND THERE MAY NEVER BE A PUBLIC MARKET FOR OUR COMMON STOCK SHARES, WHICH MAY MAKE IT DIFFICULT FOR SHAREHOLDERS TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to apply for quotation of our common stock on the OTC Bulletin Board. However, there is no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.

(13) OUR COMMON STOCK IS DEEMED TO BE A PENNY STOCK. AS A RESULT, TRADING OF OUR SHARES MAY BE SUBJECT TO SPECIAL REQUIREMENTS THAT COULD IMPEDE OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES.

The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 ("Exchange Act"). The shares will remain penny stock for the foreseeable future. As defined in Rule 3a51-1 of the Exchange Act, penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Exchange Act require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 of the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

   o obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

   o reasonably determine, based on that information, that transaction in penny stocks are suitable for the investor and that the investor has significant knowledge and experience to be reasonably capable of evaluating the risks of penny stock transactions;

   o provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and

   o receive a signed and dated copy of such statement from such investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objects.

Compliance with these requirements may make it more difficult for investors in our common stock to resell the shares to third parties or to otherwise dispose of them.



                        FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believe", "expect", "future", "intend", "plan", and similar expressions to identify forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us and described on the preceding pages and elsewhere in this prospectus.


                             USE OF PROCEEDS

The selling security holders are selling shares of common stock covered by this prospectus for their own accounts. We will not receive any proceeds from the sale of the securities being registered pursuant to this prospectus.


                      DETERMINATION OF OFFERING PRICE

No public market currently exists for shares of our common stock. The price of the shares the selling shareholders are offering is arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. No investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                 DILUTION

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.


                      SELLING SECURITY HOLDERS

The following table sets forth information concerning the selling security holders including:

    o  the number of shares owned by each shareholder prior to this offering;

    o  the total number of shares that are to be offered for each shareholder;
and

    o the total number of shares and the percentage of stock that will be owned by each shareholder upon completion of the offering.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by such holders.

The offered shares of common stock may be offered from time to time by each of the selling security holders named below. However, the selling security holders are under no obligation to sell all or any portion of the shares of common stock offered, neither are the selling security holders obligated to sell such shares of common stock immediately under this prospectus, and therefore, no accurate forecast can be made as to the number of securities that will be held by the shareholders upon completion of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. None of the selling security holders are broker-dealers or affiliates of broker-dealers.

None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

                                               Shares Owned Prior    Shares Owned After
                                 No. of          to the Offering       the Offering
                                  Shares   ------------------------ --------------------
   Selling Stockholders          Offered      Number   Percentage    Number   Percentage

Waywood Investment Limited      750,000       750,000     4.04%        -           -
Great Admirer Limited         4,250,000    17,601,002    94.81%   13,351,002   71.92%
Fouzi Abousnnouga                   600           600        -         -          -
Shaun Ashmead                       600           600        -         -          -
David Baker                         600           600        -         -          -
Nicholas Baker                      600           600        -         -          -
Emma Baker                          600           600        -         -          -
Sarah Barrett                       600           600        -         -          -
Debra Bartlett                      600           600        -         -          -
Gareth Beckett                      600           600        -         -          -








Christine Boyland                   600           600        -         -          -
Christopher Bridgman                600           600        -         -          -
Robert Brimfield                    600           600        -         -          -
Gary Britton                        600           600        -         -          -
Ian Brown                           600           600        -         -          -
Kathleen Burge                      600           600        -         -          -
Mark Burge                          600           600        -         -          -
Donna Burton                        600           600        -         -          -
Jeff Byrne                          600           600        -         -          -
Denise Cake                         600           600        -         -          -
John Chivers                        600           600        -         -          -
Sharon Cole                         600           600        -         -          -
Jeffrey Coleman                     600           600        -         -          -
Nicola Cook                         600           600        -         -          -
Paul Cooper                         600           600        -         -	  -
Jack Cotter                         600           600        -         -          -
Elaine Cox                          600           600        -         -          -
Lisa Cullum                         600           600        -         -          -
Edward Cushen                       600           600        -         -          -
Robert Daniel                       600           600        -         -          -
David Daniels                       600           600        -         -          -
Andrea Patricia Davies              600           600        -         -          -
Jonathan Mark Davies                600           600        -         -          -
Lisa Davies                         600           600        -         -          -
Lee Baines Davies                   600           600        -         -          -
Paul Davies                         600           600        -         -          -
Andrew Davies                       600           600        -         -          -
Lorna Davies                        600           600        -         -          -
Paula Davies                        600           600        -         -          -
Mark Denholme                       600           600        -         -          -
William Dobbs                       600           600        -         -          -
Wendy Dolloway                      600           600        -         -          -
Craig Drew                          600           600        -         -          -
Tina Dunstan                        600           600        -         -          -
Timothy Edwards                     600           600        -         -          -
Suzanne Edwards                     600           600        -         -          -
Viviane Elliott                     600           600        -         -          -
Dawn Evans                          600           600        -         -          -
Michelle Evans                      600           600        -         -          -
Simon Ford                          600           600        -         -          -
Mandy Gabb                          600           600        -         -          -
Denise Garner                       600           600        -         -          -
John Gibbon                         600           600        -         -          -
Christine Gunter                    600           600        -         -          -
Helen Haines                        600           600        -         -          -





Derwyn Hanney                       600           600        -         -          -
Lynne Harrhy                        600           600        -         -          -
Lisa Harris                         600           600        -         -          -
Leeanne Harwood                     600           600        -         -          -
Lesley Hawkins                      600           600        -         -          -
Anthony Hayes                       600           600        -         -          -
Barrie Hill                         600           600        -         -          -
Diane Hodge                         600           600        -         -          -
Wayne Hooper                        600           600        -         -          -
Amenda Hopkins                      600           600        -         -          -
Owain Carter Horne                  600           600        -         -          -
Robin Hough                         600           600        -         -          -
Grant Howe                          600           600        -         -          -
Clair Howells                       600           600        -         -          -
Jayne Howells                       600           600        -         -          -
Tania Jay                           600           600        -         -          -
John Jenkins                        600           600        -         -          -
Robert Jones                        600           600        -         -          -
Lawrence Jones                      600           600        -         -          -
Gerwyn Jones                        600           600        -         -          -
Helen Jones                         600           600        -         -          -
Philip Jones                        600           600        -         -          -
Darryl Jones                        600           600        -         -          -
Irene Jones                         600           600        -         -          -
Philip Jones                        600           600        -         -          -
Meryl Kay                           600           600        -         -          -
Dawn Leadbeater                     600           600        -         -          -
Andrew Lewis                        600           600        -         -          -
Jacalyn Lewis                       600           600        -         -          -
James Zhen Liu                      600           600        -         -          -
Tracey Llewellyn                    600           600        -         -          -
Sara Lloyd                          600           600        -         -          -
David Lloyd                         600           600        -         -          -
Steve Mann                          600           600        -         -          -
Deborah Manning                     600           600        -         -          -
Lorna Matthews                      600           600        -         -          -
Elvira McDonald                     600           600        -         -          -
William Minney                      600           600        -         -          -
Andrew Morgan                       600           600        -         -          -
Keith Morris                        600           600        -         -          -
Saad Naimi                          600           600        -         -          -
Stephen Northeast                   600           600        -         -          -
Christopher Nye                     600           600        -         -          -
Michael O'Shea                      600           600        -         -          -
Mary Oliver                         600           600        -         -          -
Daryl Palmer                        600           600        -         -          -
Stephen Parkin                      600           600        -         -          -
Richard Penny                       600           600        -         -          -






Linda Phelps                        600           600        -         -          -
David Porter                        600           600        -         -          -
Jeffrey Powell                      600           600        -         -          -
Jason Powell                        600           600        -         -          -
Leanne Powell                       600           600        -         -          -
Leanne Price                        600           600        -         -          -
Jayne Pritchard                     600           600        -         -          -
Paul Pursey                         600           600        -         -          -
Lisa Reed                           600           600        -         -          -
Andrew Rees                         600           600        -         -          -
Andrew Reid                         600           600        -         -          -
Lesley Rose                         600           600        -         -          -
Helen Scott                         600           600        -         -          -
David Shellard                      600           600        -         -          -
David Slaughter                     600           600        -         -          -
Helen Smith                         600           600        -         -          -
Marcus Smith                        600           600        -         -          -
Dean Smith                          600           600        -         -          -
Susan Tarling                       600           600        -         -          -
Dean Taylor                         600           600        -         -          -
Robert Taylor                       600           600        -         -          -
Anne Thomas                         600           600        -         -          -
Meirion Thomas                      600           600        -         -          -
Joanne Todd                         600           600        -         -          -
Steven Trollope                     600           600        -         -          -
John Tudball                        600           600        -         -          -
Alyson Turner                       600           600        -         -          -
Lee Tyler                           600           600        -         -          -
Neal Tyler                          600           600        -         -          -
Stephen Urch                        600           600        -         -          -
Linda Wallis                        600           600        -         -          -
Julie Walters                       600           600        -         -          -
Karen Ware                          600           600        -         -          -
Yvonne Watkins                      600           600        -         -          -
Claire Watkins                      600           600        -         -          -
Deborah Watkins                     600           600        -         -          -
Kerry weston                        600           600        -         -          -
Natalie White                       600           600        -         -          -
Lyndsey Willcox                     600           600        -         -          -
Richard Williams                    600           600        -         -          -
Janet Williams                      600           600        -         -          -
Mark Williams                       600           600        -         -          -
Clare Williams                      600           600        -         -          -
Julie Williams                      600           600        -         -          -
Ann Williams                        600           600        -         -          -
Julie Williams                      600           600        -         -          -






Michael Williams                    600           600        -         -          -
Shaun Williams                      600           600        -         -          -
Brian Williams                      600           600        -         -          -
Brian Williams                      600           600        -         -          -
Rosemary Wood                       600           600        -         -          -
Leila Wyburn                        600           600        -         -          -
Mei Mei Komariah                    600           600        -         -          -
Pertiwi Handayani                   600           600        -         -          -
Muhammad Hidayat A                  600           600        -         -          -
Muhammad Baron                      600           600        -         -          -
Esti Harmiatri K W                  600           600        -         -          -
Syamsudin ST Makmur                 600           600        -         -          -
Made Darma Yasa                     600           600        -         -          -
Noor Cahyono                        600           600        -         -          -
Anwar Sanusi                        600           600        -         -          -
Amir Aswad Sadikin                  600           600        -         -          -
Muh Hermawan Subekti                600           600        -         -          -
Rubiadi                             600           600        -         -          -
Yenny Agoestine Hernani             600           600        -         -          -
Sri Herawaty H                      600           600        -         -          -
Arini Sustyawati Dewi               600           600        -         -          -
I Made Suaba                        600           600        -         -          -
Fenny Sjahbaniarti                  600           600        -         -          -
Oke Puspadianingsih                 600           600        -         -          -
M Natsir                            600           600        -         -          -
S M Hari Kustoro                    600           600        -         -          -
Rijanto Utomo                       600           600        -         -          -
Fauzy Nadjar Mustafa                600           600        -         -          -
Batas Siburian                      600           600        -         -          -
Bambang Djatmiko                    600           600        -         -          -
Grace Alexander L                   600           600        -         -          -
Hartono Siswoyo                     600           600        -         -          -
Prapseno D                          600           600        -         -          -
Priyono Pujo W                      600           600        -         -          -
Darsan Siagim                       600           600        -         -          -
Abykibri Z.                         600           600        -         -          -
Yoesrizal Diguchy                   600           600        -         -          -
M Aminuddin AB                      600           600        -         -          -
Isman Darmansyah                    600           600        -         -          -
Melu Saidar Harahap                 600           600        -         -          -
Bambang Junaidi                     600           600        -         -          -
Suhardi                             600           600        -         -          -
Hadi Sutrisno                       600           600        -         -          -






Yiyis Rusoni                        600           600        -         -          -
Suradi                              600           600        -         -          -
Zulkifli Manan                      600           600        -         -          -
Rahmad Wibowo                       600           600        -         -          -
T O Hutabarat                       600           600        -         -          -
Jufran Helmi                        600           600        -         -          -
Indriyono E Santoso                 600           600        -         -          -
Dean Rusdi                          600           600        -         -          -
Gunardi Yusuf                       600           600        -         -          -
Amat Samsohan                       600           600        -         -          -
Farizal                             600           600        -         -          -
Aladin                              600           600        -         -          -
Suyati K                            600           600        -         -          -
Hidayat AS.                         600           600        -         -          -
Kasijono Bin Djoyosumarto           600           600        -         -          -
Siran Bin Saher                     600           600        -         -          -
Masroni Bin Muad                    600           600        -         -          -
Amrin N.                            600           600        -         -          -
Rubendi                             600           600        -         -          -
Dastur Zen                          600           600        -         -          -
Sunaryono                           600           600        -         -          -
Abdul Malik                         600           600        -         -          -
Subandi                             600           600        -         -          -
H. Abdurrokhim                      600           600        -         -          -
Ilhamdani                           600           600        -         -          -
Bakri Satamso                       600           600        -         -          -
Amir Choli                          600           600        -         -          -
Djoko Widodo                        600           600        -         -          -
Ating Johan                         600           600        -         -          -
Iskandar Tim                        600           600        -         -          -
Guntur                              600           600        -         -          -
Abi Kusno                           600           600        -         -          -
Lidrin                              600           600        -         -          -
Sudiono                             600           600        -         -          -
Achmad Aminuddin                    600           600        -         -          -
Hadi Suryanto                       600           600        -         -          -
Heryanto                            600           600        -         -          -
Sunardi                             600           600        -         -          -
Achmad Mursyidi                     600           600        -         -          -
Lies Permana Sarie                  600           600        -         -          -
Djoko Triono                        600           600        -         -          -
Firman                              600           600        -         -          -
Arifin                              600           600        -         -          -
Abu Bakar                           600           600        -         -          -
Siarantang                          600           600        -         -          -
Suradi                              600 	  600        -         -          -
Ahmad Syukri                        600           600        -         -          -
Isril Hendra                        600           600        -         -          -
Setyo Puji Hartono                  600           600        -         -          -






Bhudiman Zailani                    600           600        -         -          -
Faried Adrian                       600           600        -         -          -
Mohammad Fajaruddin                 600           600        -         -          -
Hutamin Bin Aulani                  600           600        -         -          -
Ellyyeni                            600           600        -         -          -
Ahdin Muid                          600           600        -         -          -
B. Sumardi                          600           600        -         -          -
Muhamat Sayuti                      600           600        -         -          -
Poniman Kurdi                       600           600        -         -          -
Eko Purwanto                        600           600        -         -          -
Astaman                             600           600        -         -          -
Suhardi bin Ciklasim                600           600        -         -          -
Susanto                             600           600        -         -          -
Muhammd Toha                        600           600        -         -          -
Sulaiman                            600           600        -         -          -
Abu Hasan Sakri Bin Ibrahim         600           600        -         -          -
Tamhar                              600           600        -         -          -
Sudaryo                             600           600        -         -          -
Iskandar Kosasih                    600           600        -         -          -
Ichsan Waris                        600           600        -         -          -
Pungut                              600           600        -         -          -
Sumari Izan                         600           600        -         -          -
Sudarsono                           600           600        -         -          -
Sagiman                             600           600        -         -          -
Aswadi                              600           600        -         -          -
Mudjiono                            600           600        -         -          -
Farus Diman Yusuf                   600           600        -         -          -
Warsito                             600           600        -         -          -
Hazairin                            600           600        -         -          -
Nasori Abdullah Kohar               600           600        -         -          -
Abdul Chair Manap                   600           600        -         -          -
Tjik Tamin                          600           600        -         -          -
Effendi                             600           600        -         -          -
Robben Hutagalung                   600           600        -         -          -
Darmawi                             600           600        -         -          -
Nasori Ario                         600           600        -         -          -
Racmadi                             600           600        -         -          -
Mansyur                             600           600        -         -          -
Zalzili                             600           600        -         -          -
Taufik Iskandar Bin Sukia           600           600        -         -          -
Buyung Chandra                      600           600        -         -          -
Mardi                               600           600        -         -          -
Muhtarmidi Umari                    600           600        -         -          -
Achmad Erno Kusmiyadi               600           600        -         -          -
Nahar Siregar                       600           600        -         -          -
Herman Sira Manuk                   600           600        -         -          -





Niman Chandra                       600           600        -         -          -
Jumaidi                             600           600        -         -          -
Yoes Rusli Hamzah                   600           600        -         -          -
D.Djamal Mursal bin M.Saleh         600           600        -         -          -
Oji Manik                           600           600        -         -          -
Machmudin                           600           600        -         -          -
Jufri Sudarman                      600           600        -         -          -
Suhardjo                            600           600        -         -          -
Herwanudin                          600           600        -         -          -
Saut Sabar Sihombing                600           600        -         -          -
Samharoni                           600           600        -         -          -
Ano Hermayanto                      600           600        -         -          -
Sunoto Harto Saputro                600           600        -         -          -
Marwan                              600           600        -         -          -
Alamsyah                            600           600        -         -          -
Suhairi                             600           600        -         -          -
Juhartono                           600           600        -         -          -
Mulyadi                             600           600        -         -          -
Dhumroh Mulkan                      600           600        -         -          -
Muchtar Lutfi                       600           600        -         -          -
Bambang Permadi                     600           600        -         -          -
Sukarsono                           600           600        -         -          -
Elpi Yuharnis                       600           600        -         -          -
Rozali                              600           600        -         -          -
Johansyah                           600           600        -         -          -
Sutirto                             600           600        -         -          -
Mawardi Bin Matnanang               600           600        -         -          -
A. Rivai Yan                        600           600        -         -          -
Puntas Ismail                       600           600        -         -          -
Mat Yanton                          600           600        -         -          -
Djakfar Sidik Bin Abdullah          600           600        -         -          -
Amat Suplan                         600           600        -         -          -
Kusbino Hardianto                   600           600        -         -          -
Ramli Arief Manan                   600           600        -         -          -
Suryanto                            600           600        -         -          -
Rohwat Budiman                      600           600        -         -          -
Edi Helmi                           600           600        -         -          -
Abu Hasan Bin Ibrahim               600           600        -         -          -
Djalal Bin Karimin                  600           600        -         -          -
Prayitno                            600           600        -         -          -
Isnansori Z.                        600           600        -         -          -
Parto Sukasno                       600           600        -         -          -
Muhammad Nur Bin Ibrahim            600           600        -         -          -
Handra                              600           600        -         -          -
Iskandar                            600           600        -         -          -







Utuh Khair Bin H. Jailani           600           600        -         -          -
Soleh                               600           600        -         -          -
Suparman Bin Meharan                600           600        -         -          -
Barsono                             600           600        -         -          -
Harto M.                            600           600        -         -          -
Handerson                           600           600        -         -          -
Tamamin                             600           600        -         -          -
Sumbategaultra                      600           600        -         -          -
Fakhri Chan                         600           600        -         -          -
A Nawawi Umar                       600           600        -         -          -
Achmad Faisal Hole                  600           600        -         -          -
Achmad Ardy                         600           600        -         -          -
Alfian M                            600           600        -         -          -
Burmawi Pa'i                        600           600        -         -          -
Dicky                               600           600        -         -          -
Gultomi                             600           600        -         -          -
Iskandar Taufic                     600           600        -         -          -
Mugiono                             600           600        -         -          -
Patama Suanta                       600           600        -         -          -
Purwani                             600           600        -         -          -
Samio                               600           600        -         -          -
Syamsulham                          600           600        -         -          -
Sardi Nyoto                         600           600        -         -          -
Syarif                              600           600        -         -          -
Tom Baru                            600           600        -         -          -
----------------------------------------------------------------------------------------
             Total            5,213,000    18,564,002    98.85%     13,351,002    71.92%



Notes:

(1) Waywood Investments Inc. is the promoter of Oxford Technologies Inc.
(2) Great Admirer Ltd. is our principal shareholder.

We are not aware of any agreements or arrangements among the selling security holders listed above. To our knowledge, there are no coordinated investment efforts among the selling security holders, and they are not acting as a "group" as that term is used in Instruction 7 to Item 403 of Regulation S-B.


                            PLAN OF DISTRIBUTION


The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders will sell their shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board, thereafter, at then prevailing market prices or privately negotiated prices.

The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Each selling shareholder and any broker-dealer that assists in the sale of the common stock may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while

The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The selling shareholders have agreed to comply with applicable securities laws. Each of the selling shareholders and any securities broker-dealer or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The offer and sale by the selling shareholders may be a "distribution" under Regulation M, in which case the selling stockholder, any "affiliated purchasers", and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 of Regulation M until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class of securities that are the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. In addition Rule 101 under Regulation M prohibits any "stabilizing bid" or "stabilizing purchase" by a selling shareholder in connection with a distribution for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

The selling shareholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities. We will not receive any of the proceeds from the sale of any of the shares by the selling shareholders.



                         LEGAL PROCEEDINGS

There are no legal actions pending against us nor are any legal actions contemplated by us.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS



Directors and Executive Officers
--------------------------------

Each of our directors is elected by the shareholders to a term of one (1) year and serves until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. The board of directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors are as set forth below:


     Name           Age                      Office
------------------ ----- -------------------------------------------------
Jacinta Sit         32   President, Chief Financial Officer and Director
Shaun Ashmead       37   Managing Director of Axiom Manufacturing
                          Services Ltd.
Vivian Lee-Yu Lam   34   Secretary and Director
Wonn Chew Chai      45   Director

JACINTA SIT has been our president and chief financial officer and a director since February 2003. From 2001 to the present, Ms. Sit holds various positions, most recently as an Executive Director, of South Sea Petroleum Holdings Limited, a Hong Kong corporation, whose principal business is the exploration and production of crude oil. Since September 2003, Ms. Sit has been the president, chief financial officer and a director of Cowley Technologies Corp., a magazine distributor in Hong Kong, and since October 2003, a director of Weston Technologies Corp., a Delaware corporation whose business plan is to develop, manufacture, and market an electronic device known as "Flameless and No-tar Cigarette Substitute".

SHAUN ASHMEAD has been serving as Managing Director of Axiom Manufacturing Services Ltd., since March 2004. Prior to that, he was Axiom's Operations Director (April 2004 to March 2004), responsible for all aspects of the business other than sales. From September 2002 to August 2003, Mr. Ashmead was Head of Administration Group responsible for Finance, Human Resources and Factory Engineering, and Company Secretary. From July 2001 to September 2002,
Mr. Ashmead was Axiom's Head of Quality and Engineering Group, responsible for Technical Engineering, including new product introduction, supplier and product quality, Test Engineering and Market Quality Investigation Centre. Mr. Ashmead has been employed with Axiom since 1986, predominately within a Quality Managers role until 2001, and has been instrumental in ensuring that Axiom has achieved awards such as ISO 9002, ISO 14001, QS 9000 and TS16949 and continues to ensure that the recognized standards are met or exceeded.

VIVIAN LEE-YU LAM has been our director and Corporate Secretary since February 2003. From 2000 to the present, Ms. Lam holds various positions, most recently as Company Secretary, of South Sea Petroleum Holdings Limited, a Hong Kong corporation whose principal business is the exploration and production of crude oil. Currently Ms. Lam also serves as a director of Great Admirer Limited, the parent company of the registrant, and since September 2003, secretary and a director of Cowley Technologies Corp., a magazine distributor in Hong Kong.

WOON CHEW CHAI was elected as an independent director of the Company in February 2003. From 1994 to the present, Mr. Chai has been a partner at Michael Chai
& Co., a law firm in Kuala Lumpur, Malaysia. From 1991 to 1994, he was a legal associate with Shook Lin & Bok, a law firm in Kuala Lumpur, Malaysia. From 2002 to the present, he has served as director of South Sea Petroleum Holdings Limited, a Hong Kong corporation, whose principal business is the exploration and production of crude oil. Mr. Chai holds a Bachelor of Laws (Hons) degree from the University of Buckingham, and a Bachelor of Science (Hons) degree in Chemistry from University of Surrey, UK. Mr. Chai is qualified as Barrister at Law from Lincoln's Inn, England. Since September 2003, Mr. Chai has been serving as a director of Cowley Technologies Corp., a magazine distributor in Hong Kong.


Significant Employees
---------------------

There are no significant employees other than our executive officers.


Family Relationships
--------------------

There are no family relationships among directors or officers.


Involvement in Certain Legal Proceedings
----------------------------------------

During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

  1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

  3. being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or

  4. being found by a court of competent jurisdiction, in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


Code of Ethics
--------------

We have adopted a Code of Business Conduct and Ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A copy of the Code of Business Conduct and Ethics may be obtained by any person, without charge, who sends a written request to Oxford Technologies, Inc., 80 Wall

Street, Suite 818, New York, NY 10005. We will disclose any waivers or amendments to our Code of Business Code and Ethics on Item 10 of a Form 8-K.



      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners
-----------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of August 9, 2005, each person who is known by us to own beneficially more than 5% of our outstanding common stock. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                    Name and Address        Number of Shares     Percentage
Title of Class    of Beneficial Owner      Beneficially Owned    of the Class
--------------- ------------------------- --------------------- --------------
Common Stock    Great Admirer Ltd. (i)        17,601,002          94.8% (ii)
                2 Queen's Road, Central
                Hong Kong
------------------------------------------------------------------------------

(i) Great Admirer Ltd. is owned by South Sea Petroleum Holdings Ltd., a Hong Kong corporation.

(ii) Percentage of ownership is based on 18,564,002 shares of common stock outstanding as of August 9, 2005.

As of the date of this prospectus, no options, warrants or rights to acquire shares have been granted.


Security Ownership of Management
--------------------------------

Except Shaun Ashmead, the managing director of Axiom Manufacturing Services Ltd., who owns 600 shares of our common stock, none of our executive officers and directors beneficially owned our securities.


Changes in Control
-------------------

There are no arrangements that management is aware of that may result in changes in control as that term is defined by the provisions of Item 403(c) of Regulation S-B. There are no provisions within our Articles or Bylaws that would delay or prevent a change of control.



                        DESCRIPTION OF SECURITIES

We are authorized to issue 80,000,000 shares of common stock, par value $.0001 per share and 20,000,000 shares of preferred stock, par value $.0001 per share.

Common Stock
------------

As of August 9, 2005, there were 18,564,002 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights. The holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Oxford Technologies, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.


Preferred Stock
---------------

As of August 9, 2005, there were no preferred shares that have been designated or issued. The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. We have no current plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.


Debt Securities
---------------

As of the date of this prospectus, we do not have any debt securities.


Other Securities To Be Registered
---------------------------------

There are no other securities to be registered.



                    INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this prospectus have been audited by Demetrius & Co., LLC, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The validity of the common stock offered hereby was passed upon for us by William G. Hu, Attorney At Law, of 435 East 70th Street, #7C, New York, NY 10021.

No named expert or counsel referred to in the prospectus has any interest in Oxford. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in us or was a promoter, underwriter, voting trustee, director, officer or employee of Oxford.

               DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                         SECURITIES ACT LIABILITIES


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the Delaware corporation law or the provisions of our Articles of Incorporation, or Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware on March 8, 2002, as a blank check company for the purpose of either merging with or acquiring an operating company with operating history and assets. In furtherance of our business plan, on June 10, 2002, we voluntarily filed a registration statement on Form 10-SB with the Securities and Exchange Commission to become a reporting company under the Securities and Exchange Act of 1934, as amended. The registration statement became effective on or about August 10, 2002.

On January 24, 2003, Waywood Investment Ltd. ("Waywood") entered into a Stock Purchase Agreement with Great Admirer Limited, a Hong Kong corporation, ("Great Admirer"), pursuant to which Great Admirer acquired 85%, or 4,250,000 shares, of our then issued and outstanding common stock from Waywood.

On February 12, 2003, we entered into a share exchange agreement with Great Admirer, pursuant to which we issued 13,564,002 shares of our common stock to Great Admirer in exchange for all issued and outstanding capital shares of Axiom Manufacturing Services Limited ("Axiom") on a one-to-one basis. Axiom is an electronics manufacturing service provider in the United Kingdom and a wholly-owned subsidiary of Great Admirer. As a result of this transaction, Axiom becomes our wholly-owned subsidiary, and the shareholders of Axiom became our controlling shareholders. This transaction was accounted for as a reverse acquisition.

Axiom was incorporated in South Wales, United Kingdom on September 3, 1980, under the name of Aiwa (UK) Ltd., as a wholly-owned subsidiary of Aiwa Co., Ltd. of Japan, to engage in the business of consumer electronics manufacturing. The name of Aiwa (UK) Ltd. was changed in June 1997 to Aiwa Wales Manufacturing Limited ("AWM"), which was changed again to Axiom Manufacturing Services Limited on April 10, 2002, as a result of the Acquisition of AWM by Great Admirer. Whatever organizational and acquisition costs incurred by Aiwa/Axiom were recorded on the books of Axiom.

Axiom was acquired by Great Admirer on April 10, 2002. Great Admirer was a non-operating shell company and incurred minimal costs to acquire Axiom, and therefore there was no need for adjustment for any costs incurred by Great Admirer to be "pushed down" in the accounts of Axiom. Additionally, prior to the sale of Aiwa (UK) Ltd., now Axiom, Sony/Aiwa forgave US $11,864,000 of inter-company debt which Axiom recorded as paid-in capital under US GAAP and Sony/Aiwa did not incur any other costs that were required to be "pushed down" to Axiom for the completion of this transaction.

Prior to the acquisition by Great Admirer in April 2002, Axiom had been a wholly owned subsidiary of Aiwa Europe Ltd., which was itself a wholly-owned subsidiary of Aiwa Co., Ltd, which was effectively acquired by Sony Corporation on October 1, 2002. As the sole original equipment manufacturer of Aiwa's own-brand consumer electronics products in Europe, Axiom was responsible for manufacturing Aiwa brand consumer electronics products, primarily audio and visual products, on behalf of Aiwa Co. of Japan, for distribution in the UK, France, Germany, Netherlands and Poland.

Axiom, as a subsidiary of Aiwa Europe Ltd., was a redundant manufacturing facility in Europe and Sony/Aiwa Company arranged for its sale to Great Admirer. Sony/Aiwa, rather than abandoning the facility, considered the need of the local economy and thus arranged for the transfer of ownership.

This transaction was accounted for as a reverse acquisition, whereby, under accounting principles generally accepted in the United States of America, after completion of the merger, Oxford will file prior historical financial information of Axiom, on a stand-alone basis, for the year prior to the acquisition (12/31/2002). The continuing operations of the Registrant will reflect the consolidated operations of Oxford and its wholly-owned subsidiary, Axiom, commencing on January 1, 2003. The acquisition of Axiom by Great Admirer was treated as a reverse merger in accordance with purchase accounting under APB 16.

Axiom (formerly Aiwa Wales Manufacturing Limited) was responsible for manufacturing Aiwa brand consumer electronics products, primarily audio and visual products on behalf of Aiwa Japan, for distribution in Europe. In December 2000, due to a gradually decreasing profit margin, Axiom began to provide electronic manufacturing services (EMS) to third parties. In July 2001, Aiwa brand products were terminated and Axiom became entirely an EMS provider in the markets of telecommunication equipment, computer and related products, video, audio, and entertainment products, industrial control equipment, testing and instrumentation products and medical devices. Axiom offers its customers comprehensive and integrated design and manufacturing services, from initial product design to volume production, direct order fulfillment and aftermarket support.

Axiom's principal offices and manufacturing facilities are located in Technology Park, Newbridge, South Wales, United Kingdom. Axiom owns the above mentioned facilities, which occupies approximately 26.80 acres. Axiom has a website, whose address is www.axiom-ms.com.



                             DESCRIPTION OF BUSINESS

We, through our subsidiary Axiom Manufacturing Services Limited in the UK, provide electronics manufacturing services to original equipment manufacturers
(OEMs) in the following market sectors:

   o   telecommunications equipment,
   o   computers and related products for business enterprises,
   o   video/audio/entertainment products,
   o industrial control equipment, testing and instrumentation products and medical devices.

We offer OEMs comprehensive and integrated design and manufacturing services, from initial product design to volume production, direct order fulfillment and after-market support. OEMs contract us to build their products or to obtain services related to product development, manufacturing and post-production requirements. In many cases, we build and service products that carry the brand names of our customers. We have developed relationships with OEMs in a diverse range of industries, including computer systems and peripherals, wired and wireless communications, networking and storage equipment, consumer electronics, industrial equipment, medical devices and commercial avionics. We believe we are able to offer our customers an outsourcing solution that gives a lower total cost of manufacturing than what is typically provided by their own internal operations.

Substantially all of our manufacturing services are provided on a turnkey basis, whereby we purchase customer-specified components from suppliers, assemble the components onto printed circuit boards, perform post-production testing and provide customers with production processes and testing documentation. We offer our customers with flexible, "just-in-time" delivery programs allowing product shipments to be closely coordinated with our customers' inventory requirements. Additionally, we complete the assembly of our customers' final product at our facilities by integrating the printed circuit board assemblies into the customers' finished products. We also provide manufacturing services on a consignment basis, whereby we utilize components supplied by the customer and provide assembly and post-production testing services.


Services We Provide
-------------------

We provide the following services, from initial design through production, test, distribution and after-market support, to the original equipment manufacturers ("OEMs").

Engineering and Design. We offer engineering, design, prototype and related services that help our customers design their products for optimal manufacturing and testing. Our electrical, mechanical and packaging engineers provide our customers with circuit design, printed circuit board layout, mechanical design and test fixture design services. We also provide design for procurement, design for manufacture and design for test services. Our design for procurement service identifies areas in which the cost of its customers' products can be reduced by decreasing material costs and effective inventory management. Our design for manufacture service seeks to achieve defect-free and cost-effective product designs, reduce product development cycles, create high initial production yields and establish superior product quality. The design for test service focuses on achieving the highest level of fault detection and isolation before products are shipped

Material Procurement and Management. Material procurement and management consists of the planning, purchasing, expediting and warehousing of components and materials. Our inventory management and volume procurement capability contributes to cost reductions and reduces total cycle time.

Product Assembly and System Integration. Our manufacturing services include assembly of the subsystems of electronics products, the final assembly and integration of complete products incorporating printed circuit board assemblies, complex electromechanical subassemblies, enclosures, power supplies and other components. We build a wide range of final products and we believe it is well positioned to take advantage of the anticipated acceleration in outsourcing of final product assembly and integration. In addition, our build-to-order and configure-to-order capabilities complement our expertise in final product assembly by allowing it to postpone the final configuration of our customers' products until actual end-user specifications are received, thus reducing finished inventory levels for Axiom and its customers.

Testing. We offer computer-aided testing of assembled printed circuit boards, subsystems and systems, which contributes significantly to our ability to deliver high-quality products on a consistent basis and works with our customers to develop product-specific test strategies. Our test capabilities include manufacturing defect analysis, in-circuit tests to check the circuitry of the board as well as functional tests. We either custom design test equipment and software itself or use test equipment and software provided by customers. We also provide environmental stress tests for assemblies of boards or systems.

Logistics and Distribution. We offer services related to the configuration and shipment of our customers' products. We perform final product packaging and distribution services for completed products, as well as direct order fulfillment. We increasingly deliver final products directly into our customers' distribution channels and to our customers' end-users. We believe that these services complement our comprehensive manufacturing solution, enabling our customers to be more responsive to changing market demands and enable them to get their products to market more efficiently and at a lower total cost.

After-Market Services. We provide a wide range of after-market services, including repair, refurbishment, re-manufacturing, system upgrades and spare part manufacturing. These services are supported by specific information systems and testing technologies and can be tailored to meet the specific requirements of each customer.


Business Strategy
-----------------

Our goal is to be an electronics manufacturing services outsourcing provider for leading original equipment manufacturers in high growth segments of the electronics industry. To meet this goal, we intend to implement the following strategies:

Maintain and Develop Close, Long-Term Relationships With Customers. Our core strategy is to maintain and establish long-term relationships with leading original equipment manufacturers in expanding industries by becoming an integral part of our customers' manufacturing operations. To this end, we work closely with our customers throughout the design, manufacturing and distribution process to meet their changes in design specifications and production requirements.

Focus on High-End Products in High Growth Sectors. As a relative newcomer to the contract electronics manufacturing marketplace, we position us as a supplier of low volume, high added value services in niche markets. Our customers fall in the consumer, industrial, military, office equipment and medical sectors with the types of products manufactured ranging from easy to assemble, low-cost high-volume products targeted for the consumer market to complicated state-of-the-art, mission critical electronic hardware. We offer state-of-the-art products for industry leaders requiring specialized engineering design and production services as well as high volume manufacturing capabilities to our customer base. Our ability to offer both of these services enables us to maintain and expand our business relationships.

Deliver Complete High and Low Volume Manufacturing Solutions Globally. We believe OEMs are increasingly requiring a wide range of specialized engineering and manufacturing services in order to reduce their costs and accelerate their time-to-market and time-to-volume production. Building on our integrated engineering and manufacturing capabilities, we offer services from initial product design and test to final product assembly and distribution to the OEM's customers. Our full-service capability allows us to offer OEMs the flexibility to move quickly from design and initial introduction to commercial production and distribution.

Enhance Our Integrated Design, Manufacturing and Related Services. We intend to continue to enhance our service offerings to meet OEM's evolving needs and to control and manage more effectively their supply chain. We have expanded our engineering and design capabilities and our new product introduction services through additional investment, and we believe that our ability to support OEMs in these areas provides us with an insight into our customers' future manufacturing requirements.

Generation of increased levels of business from our Existing Customers and Expansion of our Customer Base. We believe that organically growing the level of business from our existing customers and expanding our customer base are critical to our future success. We continually evaluate the requirements of our existing customers, and look for opportunities to provide them with additional services from existing facilities, thereby strengthening the relationship and increasing the customers' reliance on us and creating long term business relationships. We actively pursue new customers by conducting a focused marketing effort, designed to increase its brand awareness and the likelihood of winning new business.


Marketing and Customers
-----------------------

We market our manufacturing services primarily in the United Kingdom. For fiscal 2004 and 2003, approximately 95% of our sales were originated in the United Kingdom. We market our services through a direct sales force and independent marketing representatives. The following table shows the percentages of our sales by industry sector for the last two years.


Year ending Dec. 31,              2003            2004
------------------------   ------------    -------------
Computers & Peripherals           7.4%           11.3%
Consumer                         44.8            15.5
Medical                          22.8            26.1
Industrial                       22.0            47.1
Office Equipment                  3.0               -
                           ------------    ------------
     TOTAL                       100%            100%

Our salespeople have knowledge of local markets, which, we believe, is critical to identifying new customers and developing new business opportunities. Our direct sales force is complemented by several independent firms who serve as our representatives in areas where we believe the most significant opportunities exist, and in areas where we have no direct salespeople.

Suppliers
---------

We maintain a network of suppliers of components and other materials used in assembling products, and procure components when a purchase order or forecast is received from a customer. The majority of components are industry standard and available from a number of alternative suppliers, but a number of custom-made components are used and in this case a supplier may be the single source of supply. For the year ended December 31, 2004 and 2003, there were no suppliers who accounted for 10% or more of our purchases.

We procure components only when a purchase order has been received from the customer. Although we may experience component shortages and longer lead times of various components from time to time, we have generally been able to reduce the impact of the component shortages by working with customers to reschedule deliveries, by working with suppliers to provide the needed components using just-in-time inventory programs, or by purchasing components at somewhat higher prices from distributors, rather than directly from manufacturers.


Research and Development
------------------------

For the year ended December 31, 2004, there were no product research and development expenses. We have no current plans to conduct any product research and development activities in the next twelve months.


Order Backlog
-------------

Order Backlog consists of customer purchase orders and forecasts with delivery dates scheduled within the next 12 months. At December 31, 2004, our backlog was approximately $14.77 million. Because customers may cancel or reschedule deliveries, backlog is not a meaningful indicator of future financial results.


Patents and Trademarks
----------------------

We do not own any patents or trademarks.


Competition
-----------

The electronics manufacturing services industry is highly competitive. A number of our competitors are substantially larger, have greater financial, operating, manufacturing and marketing resources than us and have a broader geographic breadth and range of services. As more OEMs dispose of their manufacturing assets and increase their use of outsourcing, we face increasing competitive pressures to grow our business in order to maintain our competitive position.


Environmental Matters
---------------------

Our operations are subject to certain national and local regulatory requirements relating to environmental, waste management and health and safety measures relating to the use, release, storage, treatment, transportation, discharge, disposal and clean-up of hazardous substances and wastes, as well as practices and procedures applicable to the construction and operation of our plants. We are in substantial compliance with all applicable requirements and have achieved ISO 14001, an internationally recognized award. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements.

We periodically generate and temporarily handle limited amounts of materials that are considered hazardous waste under applicable law. We contract for the off-site disposal of these materials and have implemented a waste management program to address related regulatory issues. The current costs of compliance are not material to us, and we are not aware of any facts or circumstances that would cause it to incur significant costs or liabilities in the future related to environmental, health and safety law compliance. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, we may be required to incur substantial additional expenditures.


Employees
---------

As of December 31, 2004, we had 161 full-time employees. From time to time, we may hire temporary workers. Six percent of our employees are represented by the General Municipal Boilermakers Union. We consider our employee relations to be good. We do not expect significant changes in the number of employees in the next twelve months.



          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


Overview
--------

We were incorporated in the State of Delaware on March 8, 2002 as a blank check company. On February 12, 2003, we acquired 100% of the outstanding securities of Axiom Manufacturing Services Ltd. ("Axiom") with the exchange and issuance of 13,564,002 shares of our common stock (the "Merger"). Although we are the legal survivor in the Merger and remain the registrant with the Securities and Exchange Commission, under generally accepted accounting principles in the United States, the Merger was accounted for as a reverse acquisition, whereby Axiom is considered the "Acquirer" for financial reporting purposes as its shareholders controlled more than 50% of the post transactions combined company. Among other matters, this requires us to present all financial statements, prior historical financial and other information of Axiom, and requires a retroactive restatement of Axiom historical shareholders investment for the equivalent number of shares of common stock received in the Merger. Accordingly, our consolidated financial statements present the results of operations of Axiom for the year ended December 31, 2002, and reflect the acquisition of us on February 12, 2003, under the purchase method of accounting. Subsequent to February 12, 2003, our operations reflect the combined operations of the former Oxford and Axiom.

We conduct our business through our subsidiary, Axiom Manufacturing Services Ltd. Prior to its acquisition by Great Admirer Ltd. in April 2002, Axiom has been a wholly-owned subsidiary of Aiwa Europe Limited, which was itself a wholly owned subsidiary of Aiwa Co., Ltd, which was effectively acquired by Sony Corporation on October 1, 2002. As the sole original equipment manufacturer of Aiwa's own-brand consumer electronics products in Europe, Axiom was responsible for manufacturing Aiwa brand consumer electronics products, primarily audio and visual products, on behalf of Aiwa Japan, for distribution in the UK, France, Germany, Netherlands and Poland. In December 2000, due to a gradually decreasing profit margin, Axiom began to provide electronic manufacturing services to third parties until July 2001 when all Aiwa brand products were terminated, and Axiom continued only as a contract electronic manufacturing services provider. On March 31, 2002, Axiom completed its first full year of operations as a contract electronics manufacturing services provider.

We provide electronics manufacturing services in the business-to-business or business-to-industrial sectors, to original equipment manufacturers in the telecommunications equipment, computers and related products for business enterprises, video/audio/entertainment products, industrial control equipment, testing and instrumentation products, medical devices and domestic appliances markets. We offer our customers a full range of services, from initial design through production, test, distribution and after-market support. In many cases, we build and service products that carry the brand names of our customers.

Substantially all of our manufacturing services are provided on a turnkey basis, whereby we purchase customer-specified components, assemble the components on printed circuit boards, perform post-production testing and provide our customers with production process and testing documentation.
We offer our customers with flexible, just-in-time delivery programs allowing product shipments to be closely coordinated with customers' inventory requirements. Additionally, we complete the assembly of our customers' products at our facilities by integrating printed circuit board assemblies into other elements of our customers' products. We also provide manufacturing services on a consignment basis, whereby we utilize components supplied by customers to provide assembly and post-production testing services.


RESULTS OF OPERATIONS
---------------------

The following table presents, for the periods indicated, the percentage relationship that certain items of our statements of income bear to revenue and the percentage increase or (decrease) in the dollar amount of such items:
	 	                                   Year Ended
                                            ---------------------------
 	 	                               2004              2003
                                            --------------  ------------
  Revenue                                      100.0 %          100.0%
  Cost of sales                                 91.9            102.6
  Gross profit (loss)                            8.1            (2.6)
  Operating expenses                            10.5             11.2
  Operating income (loss)                      (2.4)           (13.8)
  Other income (expense)                         3.7              4.7
  Income (loss) before income taxes              1.3            (9.1)
  Income tax                                       -                -
  Net income (loss)                              1.3%          (9.1%)



Year Ended December 31, 2004 compared to Year Ended December 31, 2003
---------------------------------------------------------------------

Revenues
--------

Revenues for the year ended December 31, 2004, were $27.82 million representing an increase of $7.40 million, or 36.2%, as compared to $20.42 million for the year ended December 31, 2003. The increase in revenue was largely a result of expanding our customer base to include two new customers and by generating additional revenues from existing customers. The total number of our customers increased from 13 at the end of December 2003 to 15 as of December 31, 2004.


Cost of Sales
-------------

Cost of sales consists of the material cost of goods sold, direct overhead, direct wages, and direct depreciation expenses. For the year ended December
 31, 2004, our cost of sales was $25.57 million as compared to $20.95 million for the year ended December 31, 2003. This was an increase of $4.62 million, or 22.1%, for the year ended December 31, 2003. We attribute the increase in our cost of sales for the year ended December 31, 2004, primarily to the growth of sales during the year. Our increase in cost of sales was 22.1% as compared to 36.2% of our increase in sales. This means that during fiscal 2004, our gross margin improved, which was largely due to our better utilization and efficiency of labor, and its better product scheduling using our manufacturing resources planning system.


Operating Expenses
------------------

Operating expenses, consisting of selling, general, administrative expenses, and restructuring cost, increased by $0.64 million, or 28.0%, to $2.93 million in 2004, as compared to $2.29 million in fiscal 2003. A large portion of the increase is attributable to the restructuring costs, $275,000, or 42.9% of the increase in operating expenses, related to the reduction of headcount (from 210 in December 2003 to 161 in December 2004) following the restructure of our business structure from OEM (Original Equipment Manufacturing) to Electronics Manufacturing Services. Excluding the restructuring costs, the increase in operating expenses was $366,000, or 17.0%, in selling, general, administrative expenses, which was less than the increase in sales of the Company.


Rental Income and Economic Development Grant
--------------------------------------------

For the year ended December 31, 2004, our rental income increased to $553,000 from $459,000, or 20%, in the same period of the prior year. Since July 1, 2002, we have leased a total of 42,000 square feet of its unused office spaces to two corporate entities. The increase in rental income in fiscal 2004 was primarily due to that additional spaces were rented out. For the year ended December 31, 2004, the government economic development grant was amortized in the amounts of $682,000 as compared to $606,000 for the year ended December 31, 2003.


Interest Income
---------------

There was no interest income for the year ended December 31, 2004, as compared to $1,000 for the year ended December 31, 2003, due to our low balance on our bank deposits.


Interest Expenses
-----------------

Interest expenses for the year ended December 31, 2004, was $190,000 as compared to $103,000 for the year ended December 31, 2003. The increase of $87,000 in interest expenses was attributable to having a higher average borrowing balance in fiscal 2004.

Net Income/(Loss)
-----------------

As a result of the factors discussed above, we reported a net income of $363,000 for the year ended December 31, 2004, as compared to a net loss of $1.85 million for the previous year. This resulted in basic and diluted net income per share of $.02 on weighted average common shares outstanding of 18,564,002 for the year ended December 31, 2004, as compared to net loss per share of $.10 on weighted average common shares outstanding of 17,988,660 for the year ended December 31, 2003.


Three Months Ended March 31, 2005 and 2004
------------------------------------------

Revenues
--------

Revenues for the three-month period ended March 31, 2005 were $6.83million representing a decrease of $0.906 million, or 11.7% as compared to $7.738 million for the same period of 2004. The decrease in revenue was largely due to the fact that there were additional revenues generated from a one-time contract in 2004, which did not carry on to year of 2005.


Cost of Sales
-------------

Cost of sales is consisted of the material cost of goods sold, direct overhead, direct wages, and direct depreciation expenses. For the three months ended
March 31, 2005, our cost of sales was $6.26 million as compared to $6.77 million for the three months ended March 31, 2004. This decrease (7.5%) is primarily due to the decrease in material cost, offset by a small increase of direct overhead. The cost of sales as a percentage of sales increased to 91.6% for the three months ended March 31, 2005 as compared to 87.49% for the three months ended March 31, 2004.


Operating Expenses
------------------

Operating expenses, consisting of selling, general and administrative expenses, decreased by $320,000, or 29.2%, to $776,000 for the three months ended
March 31, 2005 as compared to $1.09 million in the same period of the prior year. Excluding the restructuring cost of $167,000, the net decrease in operating expenses is $153,000, which is attributable to the decrease of administrative expenses and marketing expenses. We did not incur any restructuring cost during the period.


Rental Income and Economic Development Grant
--------------------------------------------

For the quarter ended March 31, 2005, our rental income and economic development grant was $313,000 as compared to $289,000 for the same period of last year. The increase in rental income was because additional unused warehouse space was leased in March 2005 to one of our existing leasees. For the three months ended March 31, 2005, the government economic development grant was amortized in the amounts of $176,000 as compared to $171,000 for the same period of the last year.


Interest Expenses
-----------------

Interest expenses for the three months ended March 31, 2005 was $47,000 as compared to $42,000 for the same period of the previous year. The increase of $5,000 was largely attributable to having higher average debt balance for the three months ended March 31, 2005 as compared to the same period of the previous year.

Net Income
----------

As a result of the factors discussed above, for the three-month period ended March 31, 2005, we had net income of $63,000 as compared to a net income of $119,000 for the three-month period ended March 31, 2004. This resulted in basic income per share of $0.00 on weighted average common shares outstanding of 18,564,002 for the three-month period ended March 31, 2005 as compared to basic income per share of $0.01 on the same number of the weighted average common shares outstanding for the same period of the previous year.


LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Since 2002, we have been financed primarily through cash flow from operations, government grant, and to a lesser extent, limited short term financing. In July 2002, we received a grant in aid of $3,863,000 from Nation Assembly for Wales, UK. The fund was made available to safeguard jobs following the decision by Aiwa Europe Ltd. to end its original equipment production. The Nation Assembly for Wales has been given security in the form of a first lien on the land and buildings at Technology Park, Newbridge and has the right to require repayment of part or all of the grant under certain circumstances. We have treated the grant in aid as deferred income and recognized a monthly amortization, based upon a formula, to reduce expenses.

From time to time we used invoice discounting, financing lease arrangement, inter-company loans and bank loans to meet our short-term liquidity needs.
Our bank facilities comprise an invoice discounting facility with a maximum advance limit of $3,210,960 subject to the level of qualifying sales invoiced and a bank overdraft of $188,880. Interest rates are calculated with reference to bank base rates. As of March 31, 2005, interest on invoice discounting facility was charged at 1.8% above Base and interest on the bank overdraft at 2% above Base. Our accounts receivable are collateral for this arrangement.

The following summarizes our debt and other contractual obligations at March 31, 2005:

     Description            Amount                          Term
-----------------------  --------------- ----------------------------------
Invoice discounting       $ 2,306,224   Ongoing until facility terminated
Bank loan                 $   135,994   5 year term beginning in June 2002
Overdraft                 $    79,330
Inter-company Loan        $   113,000
Finance lease agreements  $   302,208   10 year term beginning in August 2002
----------------------------------------------------------------------------
        Total             $ 2,936,756

As of March 31, 2005, we had cash and cash equivalents of $17,000. For the year ended December 31, 2004, we used $351,000 of cash to purchase property and equipment, received $51,000 from sale of assets surplus to requirements. Financing activities during the year ended December 31, 2004, provided cash of $1.21 million, mainly funded through invoice discounting and bank loans.

As of the date of this report, we are in compliance with all covenants under existing credit facilities. In the event that adequate funding is not available from existing credit facilities, we intend working with our existing lenders to identify additional sources of financing. While there can be no assurance that we will have sufficient funds over the next twelve months, we believe that funds generated from operations plus borrowings under our invoice discounting facility will be adequate to meet anticipated future operating expenses, capital expenditure and debt obligations for the next twelve months. Nevertheless, our continuing operating and investing activities may require us to obtain additional sources of financing. There can be no assurance that any necessary additional financing will be available to us on commercially reasonable terms, if at all.


Off-Balance Sheet Arrangements
------------------------------

We do not have any off-balance sheet arrangements.




                       CRITICAL ACCOUNTING POLICIES

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe revenue recognition and accounts receivable and allowance for doubtful accounts are two critical accounting policies that involve the most complex, difficult and subjective estimates and judgments.


Revenue recognition
-------------------

We recognize revenue in accordance with SEC Codification Staff Accounting Bulletin No. 104, Topic 13, "Revenue Recognition." SAB 104 requires that revenue generally can be recognized when all of the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed or determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period in which the related sales are recorded. We defer any revenue for which the product has not been delivered or is subject to refund until such time when we and our customers jointly determine that the product has been delivered or no refund will be required.


Accounts Receivables and Allowance for Doubtful Accounts
--------------------------------------------------------

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance is calculated based upon the evaluation and the level of past due accounts and the relationship with, and the economic status of our customers. We analyze historical bad debts, customer credit worthiness, current economic trends and changes in our customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

                        DESCRIPTION OF PROPERTY

Our principal operating offices, engineering and manufacturing facilities are situated on approximately 26.8 acres of land located in Technology Park, Newbridge in South Wales, the United Kingdom. We own the above-mentioned properties. The gross internal area is approximately 307,000 square feet. We believe that our properties are deemed to be suitable and adequate for our present and proposed needs. The Welsh Assembly holds a legal charge over land and buildings.

A portion of our unused office spaces was leased to General Dynamics UK Ltd., a defense manufacturing company in the UK, as office spaces, and to Saints Transport, a transportation company also in the UK, for the storage of aircraft interiors. The following table summaries certain information regarding the leases.

    Leaseholder     leased property       Monthly Rent    Expiration Date
-----------------   ------------------  ---------------  -----------------
General Dynamics    19,768 square feet      $  11,190        June 2005
General Dynamics    12,232 square feet      $   6,924      month by month
Saints Transport    20,000 square feet      $   5,000      month by month

We lease approximately 1,000 square feet of office space at 80 Wall Street, Suite 818, New York, NY 10005. The lease expires in October 2006. The monthly rent payment is $2,500.



              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with Officers and Directors
-----------------------------------------

There are no transactions with officers and directors as required to be disclosed under Item 404(a) of Regulation S-B.


Transactions with Promoters
---------------------------

On March 8, 2002, in connection with our organization, we issued 5,000,000 shares of our common stock to Waywood Investment Ltd. for services valued at $500.




         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS



Market Information
------------------

There is no public trading market for our common stock.

Holders
-------

As of August 9, 2005, there were 357 holders of record for our common shares. We have only one class of stock outstanding.


Stock Options, Warrants and Convertible Securities
--------------------------------------------------

We have not granted any stock options or warrants to purchase shares of our common stock, and we have not issued and do not have any securities outstanding that may be converted into our common shares or have any rights convertible or exchangeable into shares of our common stock.


Dividends
---------

We have not paid any dividends since our incorporation and we do not have current plan to pay dividends in the foreseeable future.

There are no restrictions in our article of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Status, however, do prohibit us from declaring dividends, after giving effect to the distribution of the dividend: (i) we would not be able to pay our debts as they become due in the usual course of business; or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.


Securities Authorized for Issuance under Equity Compensation Plans
------------------------------------------------------------------

We do not have any compensation plan under which equity securities are authorized for issuance.


Future Sales by Existing Shareholders
-------------------------------------

As of August 9, there were 18,564,002 shares of common stock issued and outstanding. All these shares are "restricted securities," including the 5,213,000 shares that can be resold pursuant to the registration statement of which this Prospectus is a part. If not sold pursuant to a registration statement, restricted shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144. Non-affiliates currently hold 213,000 shares of our common stock.

Of 18,564,000 shares outstanding, 750,000 shares were held by Waywood Investment Ltd. and 4,250,000 shares were held by Great Admirer Ltd. Those shares are not available for resale under Rule 144. The Securities and Exchange Commission ("SEC") is of the opinion that Rule 144 is not available for resale transactions for securities issued by a blank check company, and, consequently, the resale of such securities cannot occur without registration under the Securities Act. Furthermore, promoters and affiliates of a blank check company and their transferees would be considered "underwriters" under the Securities Act when reselling the securities of a blank check company. The SEC also states that these securities can only be resold through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated for purposes of Rule 144) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed (i) 1% of the number of shares of common stock then outstanding, or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate within the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate) is entitled to sell such shares without complying with the manner of sale, public information, volume limitations or notice provisions of Rule 144.

Transfer Agent
--------------

Our transfer agent is PublicEase Inc., 3663 E. Sunset Road, Las Vegas, NV 89120.



                           EXECUTIVE COMPENSATION


Currently none of our executive officers receive salary or other kind of compensation from us, except Shaun Ashmead, managing director of our subsidiary Axiom Manufacturing Services Ltd., who received approximately $97,603 and $119,585 in salary and approximately $8,704 and $11,958 in pension in 2003 and 2004, respectively. Shaun Ashmead was appointed Axiom's Managing Director in March 2004. In accordance with Item 402(a)(5) of Regulation S-B, we have omitted certain columns from the table required by Item 402(b).

There is no key man life insurance on any directors or officers, and no profit sharing, stock option or other similar programs have been adopted for the benefit of our executive officers and directors.


Option/SAR Grants
-----------------

We do not currently have a stock option plan. No stock options have been granted or exercised by any of the officers or directors since we were founded.


Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values
--------------------------------------------------------------------

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.


Long-Tem Incentive Plans and Awards
-----------------------------------

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.


Compensation of Directors
-------------------------

The members of our Board of Directors are not compensated for their service as members of the Board of Directors, but may be reimbursed for reasonable expenses incurred in connection with attendance of meetings of the board of directors. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.


Employment Contracts, Termination of Employment, Change-in-Control Arrangements
-------------------------------------------------------------------------------

We have not entered into employment agreements with our executive officers. There are no compensation plans or arrangements, including payments to be received from us, with respect to a named executive officers, if such plan or arrangement would result from the resignation, retirement or any other termination of such executive officer's employment with us or form a change-in-control or a change in the named executive officer's responsibilities following a change-in-control.



        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                       AND FINANCIAL DISCLOSURE

On April 19, 2003, following our acquisition of Axiom Manufacturing Services Ltd., Stan J. H. Lee, CPA, a member firm of DMHD Hamilton Clark & Co. resigned as our independent auditor. On April 21, 2003, we engaged Grace T. Fan, CPA, LLC, d/b/a ATA CPAS Group, as our independent auditors.

During the period from March 8, 2002 (inception) to April 19, 2003, there were no disagreements between Stan J. H. Lee, CPA and us, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Stan J. H. Lee, CPA, would have caused Stan J. H. Lee, CPA, to make reference to the matter in its reports on our financial statements. During the period from March 8, 2002 (inception) to April 19, 2003, there were no reportable events as that term is described in Item 304(a) 1)(iv) of Regulation S-B. Stan J. H. Lee, CPA's opinion in its report on our financial statements for the year ended December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that it expressed substantial doubt with respect to our ability to continue as a going concern.

At no time preceding April 21, 2003 have we (or anyone on behalf of us) consulted with Grace T. Fan, CPA, LLC, d/b/a ATA CPAS Group, on matters regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of a disagreement with Stan J. H. Lee, CPA, or a reportable event.

Prior to our acquisition of Axiom, during Axiom's fiscal years ended March 31, 2001 and 2002, as auditor of record of Axiom, PricewaterhouseCoopers ("PwC") audited and opined, in accordance with generally accepted auditing standards in the United Kingdom, on the financial statements of Axiom as at and for the years ended March 31, 2001 and 2002, respectively, which were prepared by Axiom's Directors in accordance with generally accepted accounting principles in the United Kingdom. These reports were prepared for purposes of statutory reporting requirements in the United Kingdom only. PwC did not audit, or express an opinion on, any US GAAP financial statements of Axiom as of any date or for any period. On November 11, 2002, Axiom dismissed PwC and engaged Haines Watts as its independent auditor. The decision to change independent auditor was recommended by Axiom's management and approved by Axiom's Board of Directors.

PwC's reports on Axiom's financial statements as at and for the year ended March 31, 2002 and also as at and for the year ended March 31, 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the two most recent fiscal years ended March 31, 2002, and 2001, respectively, and in the subsequent interim period through the date of its dismissal on November 11, 2002, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in either of its reports on Axiom's financial statements as at and for the year ended March 31, 2002 and also as at and for the year ended March 31, 2001, respectively. During the years ended March 31, 2002, and 2001 and through November 11, 2002, there were no reportable events as defined in
Item 304(a)(1)(1v) of Regulation S-B.

After November 11, 2002, as auditor of record of Axiom, Haines Watts of the U.K audited and opined on the financial statements of Axiom in accordance with the UK GAAP. After the acquisition, on April 21, 2003, we engaged Grace T. Fan, CPA, LLC, d/b/a ATA CPAS Group, as our independent auditors. On June 17, 2003, we dismissed ATA CPAS Group LLC and retained Demetrius & Co. LLC of Wayne, New Jersey ("Demetrius & Co.") as our independent public accounting firm to audit in accordance with generally accepted auditing standards in the United States of America, the financial statements of Axiom, prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") at December 31, 2002, March 31, 2002 and March 31, 2001 and for the nine months ended December 31, 2002 and for the two year period ended March 31, 2002. Although Haines Watts continues to perform audit services under UK GAAP for Axiom, as our subsidiary, for UK reporting purposes, it is no longer our principal auditor on a post-merger basis, a change in accountants occurred in connection with the acquisition. Because Haines Watts audited and opined on the pre-merger UK GAAP financial statements of Axiom for the nine months ended December 31, 2002, Haines Watts was deemed as the auditor of record of Axiom prior to the reverse merger acquisition. Since Haines Watts is no longer auditing and rendering opinion on the financial statements of Axiom for the SEC reporting purpose, we consider that Haines Watts' services have been terminated for SEC reporting purpose as of the date of the acquisition. The decision to dismiss ATA CPAS Group and appoint Demetrius & Co. was approved by our Board of Directors.

Haines Watts' reports on Axiom's financial statements as of and for the nine months ended December 31, 2002, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the most recent fiscal year ended December 31, 2002, and in the subsequent interim periods through the date of dismissal on February 13, 2003, there were no disagreements with Haines Watts on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Haines Watts' satisfaction, would have caused Haines Watts to make reference to the subject matter of the disagreements in its reports on Axiom's financial statements for such years. During the year ended December 31, 2002, and through February 13, 2003, there were no reportable events as defined in
Item 304(a)(1)(iv) of Regulation S-B.

Prior to the engagement, neither we nor anyone on behalf of us had previously consulted with Demetrius & Co. in any matter regarding either Haines Watts in any matter regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; and neither was a written report nor oral advice provided to Axiom that Haines Watts concluded was an important factor considered by Axiom in reaching a decision as to the accounting, auditing or financial reporting issued; or (iii) any matter that was either the subject matter of a disagreement as defined in Item 304(a)(1)(iv)(A) of Regulation S-B, respectively, between Axiom and Haines Watts, our previous principal independent accountant, as there were no such disagreements, or any other reportable event as defined in Item 304(a)(1)(iv)
(B)of Regulation S-B.

During our two most recent fiscal years, and any later interim period up to and including the date on which the relationship with Haines Watts ceased, we have not received any written report nor any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.



                         ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange
Act of 1934, as amended. In accordance with those regulations, we file periodic reports, and other information with the Securities and Exchange Commission. Our reports and other information can be inspected and copied at the public reference facilities maintained by the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operations at the Public Reference Room by calling the SEC at (800) SEC-0330. Information also is available electronically on the Internet at http://www.sec.gov.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to Oxford Technologies, Inc., 80 Wall Street, Suite 818, New York, NY 10005. Telephone requests may be directed to us at (212) 809-1200.

We intend to furnish our shareholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.

                             FINANCIAL STATEMENTS


                           OXFORD TECHNOLOGIES, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS





For the Years of 2004 and 2003
------------------------------


Independent Auditors' Report.................................         F-1

Consolidated Balance Sheet as of December 31, 2004...........         F-2
Consolidated Statement of Operations for the Years
  Ended December 31, 2004 and 2003...........................         F-3
Consolidated Statement of Changes in Stockholders' Equity
  for the Years Ended December 31, 2004 and 2003.............         F-4
Consolidated Statement of Cash Flows for the Years
  Ended December 31, 2004 and 2003...........................         F-5
Notes to Financial Statements................................         F-6



For the Three Months Ended March 31, 2005 and 2004
--------------------------------------------------


Consolidated Balance Sheet as of March 31, 2005..............         F-13
Consolidated Statement of Operations for the
 Three Months ended March 31, 2005 and 2004..................         F-14
Consolidated Statement of Cash Flows for the
  three Months ended March 31, 2005 and 2004.................         F-15
Notes to Financial Statements................................         F-16



Financial statements of business acquired
-----------------------------------------


Audited financial statements of Axiom Manufacturing Services Ltd.
  for the year ended December 31, 2002.......................        F-20

Audited financial statements of Axiom Manufacturing Services Ltd.
  for the years ended March 31, 2002 and 2001................        F-32

Unaudited Statement of Operations of Axiom Manufacturing Services Ltd.
  for the nine months ended December 31, 2002................        F-43



Pro forma financial information
--------------------------------


Pro forma balance sheet as of December 31, 2002..............        F-44

Pro forma statements of operations for the
  year ended December 31, 2002...............................        F-45

          FINANCIAL STATEMENTS FOR THE YEARS OF 2004 AND 2003






           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Oxford Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Oxford Technologies, Inc. and its subsidiary at December 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Oxford Technologies, Inc. and subsidiary as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.




/s/ Demetrius & Company, LLC
-----------------------------
DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
March 25, 2005

                          OXFORD TECHNOLOGIES, INC.
                         CONSOLIDATED BALANCE SHEETS




                                 ASSETS
                                                                  Dec. 31       Dec. 31
                                                                    2004         2003
                                                                ------------  -----------
                                                                 US $'000       US $'000
Current assets:

Cash and cash equivalents..................................     $        18    $      301
Accounts receivable, net of allowance for doubtful
 accounts of $ nil and 3,000 as of Dec. 31, 2004 and
  Dec. 31, 2003 respectively...............................           6,558         5,853
Inventory..................................................           5,244         5,276
Other current assets.......................................             360           362
                                                                -----------   -----------
   Total Current Assets....................................          12,180        11,792

Property and equipment, net of accumulated depreciation
 of $26,999 and $25,575 as of Dec. 31, 2004 and Dec. 31,
 2003, respectively........................................          16,248        15,429
                                                                -----------   -----------
                                                                $    28,428    $   27,221
                                                                ===========    ==========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable............................................    $     6,273    $    6,354
Notes payable, current portion..............................          3,171         1,941
Taxes payable...............................................            402           739
Accrued expenses and other payables.........................            363           750
Deferred income, current portion............................            713           783
                                                                -----------   -----------
   Total Current Liabilities................................         10,922        10,567

Long-term Liabilities:

Deferred income, non-current portion........................          2,104         2,623
Notes payable, non-current portion..........................            321           346
                                                                -----------   -----------
   Total Long-term Liabilities..............................          2,425         2,969

Stockholders' Equity:

Preferred stock, 20,000,000 shares authorized, none issued...             -             -
Common stock, 80,000,000 shares authorized,
  18,564,002 shares issued and outstanding...................             2             2
Additional paid in capital...................................        32,927        32,927
Accumulated Other Comprehensive Income.......................         2,797         1,764
Accumulated Deficit..........................................      (20,645)      (21,008)
                                                               ------------   -----------
   Total Shareholders' Equity................................        15,081        13,685
                                                               ------------  ------------
                                                               $     28,428  $     27,221
                                                               ============  ============





           The accompanying notes are an integral part of the statements.



                                OXFORD TECHNOLOGIES, INC.
                           CONSOLIDATED STATEMENT OF OPERATIONS



                                                              Years Ended December 31,
                                                              ------------------------
                                                                 2004         2003
                                                              ------------ -----------
                                                                US$'000       US$'000

(Dollars in thousands except per share data)
Sales.............................................           $    27,818   $   20,421
Cost of Sales.....................................                25,572       20,949
                                                             ------------ ------------
Gross Profit /(Loss) .............................                2,246         (528)

Operating Expenses
  Restructuring cost..............................                  275            -
  Selling, general and administrative.............                2,653        2,287
                                                             ----------- ------------

     Operating Loss...............................                (682)      (2,815)

Other Income and Expenses
  Rental income...................................                  553          459
  Economic development grant......................                  682          606
  Interest income.................................                    -            1
  Interest expense................................                (190)        (103)
                                                             -----------  -----------

Net Income/(Loss) ................................             $    363    $  (1,852)
                                                             ==========   ===========

Basic and diluted income/(loss) per share.........             $   0.02    $   (0.10)
                                                             ==========   ===========

Weighted average common shares outstanding........           18,564,002    17,988,660
                                                             ==========   ===========





           The accompanying notes are an integral part of the statements.




                                     OXFORD TECHNOLOGIES, INC.
                         STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY





                                        Common Stock                                      Accumulated Other Comprehensive
                                      par value $.0001        Additional      Accumulated   Comprehensive      Income/
                                   Shares        Amount     Paid in Capital     Deficit        Income           (Loss)
                               -------------  -----------  ----------------  -------------  --------------  ------------
                                                US$'000         US$'000         US$'000        US$'000         US$'000

Balance, Dec. 31, 2002           13,564,002     $     1     $     32,973      $  (19,156)    $        390
                                 ----------   ---------     --------------    ------------  -------------
Common stock issued
 in acquisition                  5,000,000            1
Stock issuance costs                                                (46)
Comprehensive income (loss)
Net loss                                                                         (1,852)                      $  (1,852)
Foreign currency translation adjustment                                                             1,374          1,374
                                                                                                              ----------
Total comprehensive loss                                                                                      $    (478)
                                -----------   ---------    --------------     ------------  -------------     ==========
Balance, Dec. 31, 2003           18,564,002    $      2     $     32,927      $ (21,008)     $      1,764
                                ===========   =========     ============      ============   ============

Comprehensive income (loss)
Net income                                                                          363                       $      363
Foreign currency translation adjustment                                                             1,033          1,033
                                                                                                              ----------
Total comprehensive loss                                                                                      $    1,396
                                -----------  ----------     ------------      ------------   ------------     ==========
Balance, Dec. 31, 2004           18,564,002   $      2      $    32,927        $ (20,645)    $      2,797
                                ===========  ==========     ===========       ============   ============




                            The accompanying notes are an integral part of the statements.




                                  OXFORD TECHNOLOGIES, INC.
                             CONSOLIDATED STATEMENT OF CASH FLOWS





                                                            Years Ended December 31,
                                                            -------------------------
                                                               2004           2003
                                                            -----------   -----------
                                                             US $'000      US $'000


Cash Flows From Operating Activities:
Net Income/(Loss)..................................          $     363    $  (1,852)
Adjustments to reconcile net income to net cash
 Used in operating activities:
   Depreciation and amortization...................                671          1300
   Amortization of grant received..................              (682)         (606)

Changes in operating assets and liabilities:
  Accounts receivable..............................              (705)       (2,135)
  Inventory........................................                 32       (1,344)
  Other assets.....................................                  2            10
  Accounts payable.................................               (81)         2,866
  Taxes payable....................................              (337)           403
  Accrued expenses and other payables..............              (387)           523
  Deferred income..................................                 93         (263)
                                                           -----------    ----------
    Cash used in operating activities..............            (1,031)       (1,098)

Cash Flows From Investing Activities:
Purchase of property and equipment.................              (351)         (244)
Proceeds from sale of property and equipment.......                 51             -
                                                           -----------   -----------
    Cash used in investing activities..............              (300)         (244)

Cash Flows From Financing Activities:
Costs of issuance of stock.........................                  -          (46)
Proceeds from notes payable........................              1,205         1,514
                                                           ------------  -----------
    Cash provided by financing activities..........              1,205         1,468

Effect of exchange rate changes on
  cash and cash equivalents........................              (157)           128
                                                           -----------   -----------

Increase/(Decrease) in cash and cash equivalents...              (283)           254

Cash and Cash Equivalents, Beginning...............        $       301    $       47
                                                           ===========   ===========
Cash and Cash Equivalents, Ending..................        $        18    $      301
                                                           ===========   ===========

Supplemental disclosure of cash flow information:
 Cash paid for interest............................        $       190    $       98
                                                           ===========   ===========





            The accompanying notes are an integral part of the statements.




                              OXFORD TECHNOLOGIES, INC.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2004 and 2003


NATURE OF OPERATIONS
--------------------

Oxford Technologies, Inc. ("the Company") and its subsidiary, Axiom Manufacturing Services Limited ("Axiom") provide electronic manufacturing services (EMS) to third parties in the markets of telecommunication equipment, computers and related products, video/audio/entertainment products, industrial control equipment, testing and instrumentation products and medical devices. Axiom offers its customers with comprehensive and integrated design and manufacturing services, from initial product design to volume production, direct order fulfillment and aftermarket support. The Company's customer base is primarily in the United Kingdom.

The Company was incorporated in the State of Delaware on March 8, 2002. On February 12, 2003, the Company acquired Axiom by issuing 13,564,002 shares of its common stock in exchange for all issued and outstanding capital shares of Axiom that were owned by Great Admirer Limited ("Great Admirer"), a Hong Kong corporation. The Company, as the legal acquirer, was the registrant on that date and remains the registrant with the Securities and Exchange Commission. The merger was accounted for as a reverse acquisition under accounting principles generally accepted in the United States of America. As a result of the acquisition, Great Admirer became the controlling shareholder of the Company. The continuing operations of the Company will reflect the consolidated operations of Oxford and its wholly owned subsidiary, Axiom, from the date of acquisition.

At the time Great Admirer acquired Axiom in April 2002, Great Admirer was a non-operating shell company and incurred minimal costs to acquire Axiom. Therefore, no costs incurred by Great Admirer were recorded in the accounts of Axiom.

Axiom's principal offices and manufacturing facilities are located in
 Technology Park, Newbridge, South Wales, United Kingdom. Axiom is the owner of the above-mentioned facilities.

Axiom was incorporated in South Wales, United Kingdom on September 3, 1980, under the name of Aiwa (UK) Ltd. Axiom's name was changed to Axiom Manufacturing Services Limited on April 10, 2002.


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------

Basis of Financial Statement Presentation - The consolidated financial statements include the transactions of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated in consolidation.

Net Income/(Loss) Per Common Share - Basic net income/(loss) per share of common stock is calculated by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding during the period.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation - The functional currency of the Company's operations in UK is the British Pound Sterling. Results of operations and cash flows are translated at average exchange rates during the period while specific investing and financing activities are translated at rates in effect at the time of the cash inflow or outflow. Assets and liabilities are translated at end-of-period exchange rates. Translation adjustments are shown as a separate component of stockholders' equity. Foreign currency transaction gains or loss are included in the determination of net income.

Revenue Recognition - Sales revenues are generally recognized when the products are shipped to the customers or services are rendered, net of discounts, returns and allowance.

Cash Equivalents - The Company considers highly liquid instruments with original maturity of three months or less to be cash equivalents.

Trade Receivables - Trade receivables are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the evaluation and the level of past due accounts and the relationship with and the economic status of our customers.

Inventories - Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded.

Property, plant and Equipment - Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on a straight-line basis over estimated useful lives of various assets classes as follows:

  Buildings & building improvements           20 to 45 years
  Machinery & equipment                       5 to 10 years
  Fixtures & fittings                         3 to 8 years

Upon retirement or sale, the costs of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of income. Repairs and maintenance costs are expensed as incurred. Annually, the Company routinely reviews its property and equipment for impairment, and accordingly, will write-down those assets to their estimated fair value.

Income Taxes - Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments - The carrying amounts of the Company's financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses approximate their fair values at December 31, 2004 and December 31, 2003.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable.

Advertising Costs - The Company expenses advertising costs when incurred.

Comprehensive Income - The Company's comprehensive income for the year ended December 31, 2004 and 2003 includes foreign exchange translation gains.

Restructuring - To downsize and streamline operations and rationalize manufacturing facilities, the Company has periodically recorded restructuring costs.

Recent Accounting Pronouncements - In November 2004, the FASB issued Statement No.151, Inventory Costs - an amendment of ARB No. 43, Chapter 4 (FAS 151), which is effective beginning January 1, 2006. FAS 151 requires that abnormal amounts of idle facility expenses, freight, handling costs and wasted material be recognized as current period charges. The Statement also requires that allocation of fixed production overhead be based on the normal capacity of the production facilities. The effect of this Statement on the Company's financial position or result of operation has not yet been determined.

In December 2004, the FASB issued Statement No.123R, Share-Based Payment
(FAS 123R), which is effective beginning July 1, 2005. FAS 123R requires all share-based payments to employees to be expensed over the requisite service period based on the grant date fair value of the awards. The Statement allows for either prospective or retrospective adoption and requires that the unvested portion of all outstanding awards upon adoption be recognized using the same fair value and attribution methodologies previously determined under Statement No. 123, Accounting for Stock-Based Compensation. The effect of this Statement on the Company's financial position or results of operations has not yet been determined.


2.  PROPERTY AND EQUIPMENT

Property, plant and equipment at December 31, 2004 and 2003 consisted of the following:


                                              2004           2003
                                        ------------     ----------
                                             US'000         US'000

Building & building improvements          $  18,017       $  16,776
Machinery & equipment                        18,330          17,886
Fixtures and fittings                         6,900           6,342
                                         -----------    -----------
                                             43,247          41,004
Less: accumulated depreciation             (26,999)        (25,575)
                                        -----------     -----------
                Total                     $  16,248       $  15,429
                                          =========     ===========

Depreciation and amortization expenses amounted to $671,000 and $1,300,000 for the years ended December 31, 2004 and 2003 respectively.


3.  LOAN PAYABLE

The following is a breakdown of loan payable as of December 31, 2004 and 2003:

December 31, 2004:

                               Current portion      Non-current

Invoice discounting              $   2,770          $        -
Bank loan                              257                  86
Inter-company loan                       -                  93
Finance lease agreement                144                 142
                               ------------       ------------
              Total              $   3,171          $      321
                               ============       ============

December 31, 2003:

                               Current portion      Non-current

Invoice discounting              $    1,715         $       -
Bank loan                               146               145
Finance lease agreement                  80               201
                               ------------      ------------
             Total                $   1,941         $     346
                               ============      ============

The following is a schedule of future payments required under bank loan and finance lease:



             2005                 $   3,171
             2006                       258
             2007                        63
                                -----------
                                  $   3,492
                                ===========

4.  DEFERRED INCOME

In July 2002, the Company received a grant in aid of $3.863,000 from the National Assembly for Wales. This funding was made available to safeguard jobs following the decision by Aiwa Europe Limited to end the original equipment production. The National Assembly for Wales has been given security in the form of a first lien on the land and buildings at Technology Park, Newbridge and has the right to require repayment of part or all of the grant under certain circumstances. The Company has treated the grant in aid as deferred income and recognized a monthly amortization, based upon a formula to reduce expenses as follows:


                     Amortization     Allocation         Monthly
    Category            Months          Amount         Amortization
-----------------   ---------------  ---------------   --------------
                                        US$'000           US$'000

Staff                    60            $  2,823          $     47
Building                432            $  1,014          $      2
Plant & Machinery        84            $     26          $      1
                                      -----------       ----------
       Total                           $  3,863          $     50
                                      ===========        =========


5.   ADVERTISING EXPENSES

Advertising expenses for the years 2004 and 2003 were $191,199 and $80,767, respectively.


6.  RENTAL INCOME

The Company's subsidiary has subleased certain of its spaces on annual basis for $553,000 per year. The original lease term was from July 1, 2002 through June 30, 2004. The leasee has opted to renew the lease for the period ended June 30, 2005.


7.  INCOME TAX

The Company's subsidiary, Axiom has UK carry forward losses amounting to US$31,317,000 and US$6,302,000 in 2004 and 2003 respectively. The components of the deferred tax asset and the related tax benefit, based upon UK corporate tax rates of 30%, are as follows:


Deferred tax asset:                     2004             2003
                                    ------------     ------------
                                      US$'000           US$'000

Net operating loss carry forward    $  31,317        $   26,816
                                    =========        ===========

Deferred tax assets (30%)               9,395              8,045
Valuation allowance                   (9,395)            (8,045)
                                   ----------        -----------
Net deferred tax assets             $       0         $        0
                                   ==========        ===========


8.  BENEFIT PLAN

The Company maintains a defined contribution plan for all its employees. The Company's contribution to the plan was $133,026 and $132,000 for the years 2004 and 2003, respectively.

9.  RELATED PARTY TRANSACTIONS

At December 31, 2004, the Company had inter-company loans of $93,000 due to its parent company and affiliates, which was recorded as non-current notes payable.


10.  CAPITAL LEASE

The following is an analysis of the capital lease by major classes. The capital lease liabilities are included in long-term debt.

Class of property                  Asset Balances at December 31,

                                      2004           2003
                                  ------------  ------------

Plant and Machinery                  564,749       404,405
Less: Accumulated Depreciation     (158,099)      (87,668)
                                  ------------  -----------
                                     406,650       316,737
				  ===========   ===========

The following is a schedule by years of future minimum lease payments under capital lease together with the present value of the net minimum lease payment as of December 31, 2004:

Year ending December 31
                                                 US $
                                            -------------
        2005                                 $   160,593
        2006                                     118,359
        2007                                      51,268
                                              ------------
                                              $   330,220
Less:
   Amount representing interest                  (44,444)
                                              ------------
Present value of net minimum lease payments       285,776
                                              ============

11.  Restructuring Costs

During 2004, the Company recorded pre-tax restructuring of $275,000, relating to downsizing and realigning the business structure from (OEM) Original Equipment Manufacturing to EMS (Electronics Manufacturing Services). The charge is primarily related to employee termination benefits.













                              OXFORD TECHNOLOGIES INC.

                               FINANCIAL STATEMENTS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004



Consolidated Balance Sheet as of March 31, 2005...............            F-13
Consolidated Statement of Operations for the Three Months
  ended March 31, 2005 and 2004...............................            F-14
Consolidated Statement of Cash Flows for the Nine Months
   ended March 31, 2005 and 2004..............................            F-15
Notes to Financial Statements.................................            F-16

                            OXFORD TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                             (Dollars in thousands)



                                                              March 31, 2005   Dec. 31, 2004
                                                                 Unaudited        Audited
                                                              --------------   -------------
                     ASSETS                                       US$'000          US$'000
Current assets:
Cash and cash equivalents................................     $        17      $         18
Accounts receivable, net of allowance for doubtful
 accounts of $-0- as of March 31, 2005 and
 Dec. 31, 2004...........................................           5,687             6,558
Inventory................................................           5,873             5,244
Other current assets.....................................             129               360
                                                              -----------       -----------
   Total Current Assets..................................          11,706            12,180

Property and equipment, net of accumulated
 depreciation of $26,855 and $26,641 as of
 March 31, 2005 and Dec. 31, 2004, respectively..........          15,812            16,248
                                                              -----------       -----------
                                                              $    27,518       $    28,428
                                                              ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable.........................................     $     6,391       $     6,273
Notes payable, current portion...........................           2,633             3,171
Taxes payable............................................             207               402
Accrued expenses and other payable.......................             453               363
Deferred income, current portion.........................             703               713
                                                              -----------      ------------
  Total Current Liabilities..............................          10,387            10,922

Long-term Liabilities:
Deferred income, non-current portion.....................           1,898             2,104
Notes payable, non-current portion.......................             304               321
                                                              -----------      ------------
  Total Long-term Liabilities............................           2,202             2,425

Stockholders' Equity
Preferred stock, 20,000,000 shares authorized;
 none issued.............................................               -                 -
Common stock, 100,000,000 shares authorized,
 18,564,002 shares issued and outstanding................               2                 2
Additional paid in capital...............................          32,927            32,927
Accumulated other comprehensive income...................           2,581             2,797
Accumulated Deficit......................................        (20,581)          (20,645)
                                                             ------------      ------------
  Total Shareholders' Equity.............................          14,929            15,081
                                                             ------------      ------------
                                                              $    27,518      $     28,428
                                                             ============      ============



              The accompanying notes are an integral part of the statements



                                  OXFORD TECHNOLOGIES, INC.
                            Consolidated Statements of Operations



                                                                    Three-Month Period
                                                                      Ended March 31,
                                                               -----------------------------
                                                                   2005             2004
                                                               --------------  -------------
(Dollars in thousands except per share data)                      US$'000        US$'000


Sales.................................................          $      6,832   $      7,738
Cost of Sales.........................................                 6,259          6,770
                                                                ------------   -------------
Gross Profit..........................................                   573            968

Operating Expenses
 Restructuring cost...................................                     -            167
 Selling, general and administrative..................                   776            929
                                                                 -----------    ------------

  Operating Loss......................................                 (203)          (128)

Other Income and Expenses
 Rental income........................................                   137            118
 Economic development grant...........................                   176            171
 Interest expense.....................................                  (47)           (42)
                                                               -------------    ------------

Net Income............................................           $        63    $       119
                                                               =============    ============

Basic and diluted income/(loss) per share.............           $      0.00    $      0.01
                                                               =============    ============

Weighted average common shares outstanding............            18,564,002      18,564,002
                                                               =============    ============





            The accompanying notes are an integral part of the statements.



                             OXFORD TECHNOLOGIES, INC.
                        Consolidated Statement of Cash Flows



                                                          Three-Month Period Ended March 31,
                                                          ---------------------------------
                                                                 2005             2004
                                                            --------------- ---------------
                                                               US $'000        US $'000

Cash Flows from Operating Activities:
Net Income.........................................          $         63    $       119
Adjustments to reconcile net income to net cash
 used in operating activities:
 Depreciation and amortization.....................                   241            267
 Amortization of grant received....................                 (176)          (171)

Changes in operating assets and liabilities:
 Accounts receivable...............................                   871            149
 Inventory.........................................                 (629)          (375)
 Other assets......................................                   231          (391)
 Accounts payable..................................                   118        (2,366)
 Taxes payable.....................................                 (195)          (169)
 Accrued expenses and other payable................                    90          2,122
 Deferred income...................................                  (40)              -
                                                             ------------  -------------
    Cash used in operating activities..............                   574          (815)

Cash Flows from Investing Activities:
 Purchase of property and equipment................                  (34)           (35)
 Proceeds from sale of property and equipment......                    21              -
                                                             -------------  ------------
    Cash used in investing activities..............                  (13)           (35)

Cash Flows from Financing Activities:
 Proceeds from (payments for) notes payable........                 (555)            534
                                                             -------------  ------------
    Cash provided (used in) by financing activities                 (555)            534

Effect of exchange rate changes on cash and cash equivalents          (7)           (69)
                                                             -------------  ------------

Decrease in cash and cash equivalents.............                    (1)          (385)

Cash and Cash Equivalents, Beginning..............            $        18     $      301
                                                              ============  ============
Cash and Cash Equivalents, Ending.................            $        17     $     (84)
                                                              ============  ============

Supplemental Disclosure of Cash Flow Information
 Cash paid for interest...........................             $       47     $       42
                                                              ============  ============





               The accompanying notes are an integral part of the statements.



                            OXFORD TECHNOLOGIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2005 and 2004


1.  NATURE OF OPERATIONS

Oxford Technologies, Inc. ("the Company") and its subsidiary, Axiom Manufacturing Services Limited ("Axiom") provide electronic manufacturing services (EMS) to third parties in the markets of telecommunication equipment, computers and related products, video/audio/entertainment products, industrial control equipment, testing and instrumentation products and medical devices. Axiom offers its customers with comprehensive and integrated design and manufacturing services, from initial product design to volume production, direct order fulfillment and aftermarket support. The Company's customer base is primarily in the United Kingdom.

The Company was incorporated in the State of Delaware on March 8, 2002. On February 12, 2003, the Company acquired Axiom by issuing 13,564,002 shares of its common stock in exchange for all issued and outstanding capital shares of Axiom that were owned by Great Admirer Limited ("Great Admirer"), a Hong Kong corporation. The Company, as the legal acquirer, was the registrant on that date and remains the registrant with the Securities and Exchange Commission. The merger was accounted for as a reverse acquisition under accounting principles generally accepted in the United States of America. As a result of the acquisition, Axiom became the Company's wholly owned subsidiary and Great Admirer became the controlling shareholder of the Company. The continuing operations of the Company will reflect the consolidated operations of Oxford and its wholly owned subsidiary, Axiom.

At the time Great Admirer acquired Axiom in April 2002, Great Admirer was a non-operating shell company and incurred minimal costs to acquire Axiom. Therefore, no costs incurred by Great Admirer were recorded in the accounts of Axiom.

Axiom's principal offices and manufacturing facilities are located in Technology Park, Newbridge, South Wales, United Kingdom. Axiom is the owner of the above-mentioned facilities.

Axiom was incorporated in South Wales, United Kingdom on September 3, 1980, under the name of Aiwa (UK) Ltd. Axiom's name was changed to Axiom Manufacturing Services Limited on April 10, 2002.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States of America for full year financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal, recurring nature. Operating results for the three months ended March 31, 2005 and 2004, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. These consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto that are included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

Foreign Currency Translation - The functional currency of the Company's operations in UK is the British Pound Sterling. Results of operations and cash flows are translated at average exchange rates during the period while specific investing and financing activities are translated at rates in effect at the time of the cash inflow or outflow. Assets and liabilities are translated at end-of-period exchange rates. Translation adjustments are shown as a separate component of stockholders' equity. Foreign currency transaction gains or loss are included in the determination of net income.

Revenue Recognition - Sales revenues are recognized when the products are shipped to the customers or services are rendered, net of discounts, returns and allowance.

Trade Receivables - Trade receivables are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the evaluation and the level of past due accounts and the relationship with and the economic status of our customers.

Inventories - Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded.

Property, plant and Equipment - Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on a straight-line basis over estimated useful lives of various assets classes as follows:


   Buildings & building improvements          20 to 45 years
   Machinery & equipment                      5 to 10 years
   Fixtures & fittings                        3 to 8 years

Upon retirement or sale, the costs of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of income. Repairs and maintenance costs are expensed as incurred. Annually, the Company routinely reviews its property and equipment for impairment, and accordingly, will write-down those assets to their estimated fair value.

Advertising Costs - The Company expenses advertising costs when incurred.

Restructuring - To downsize and streamline operations and rationalize manufacturing facilities, the Company has periodically recorded restructuring costs.

Recent Accounting Pronouncements - In November 2004, the FASB issued Statement No.151, Inventory Costs - an amendment of ARB No. 43, Chapter 4 (FAS 151), which is effective beginning January 1, 2006. FAS 151 requires that abnormal amounts of idle facility expenses, freight, handling costs and wasted material be recognized as current period charges. The Statement also requires that allocation of fixed production overhead be based on the normal capacity of the production facilities. The effect of this Statement on the Company's financial position or result of operation has not yet been determined.

In December 2004, the FASB issued Statement No.123R, Share-Based Payment (FAS 123R), which is effective beginning July 1, 2005. FAS 123R requires all share-based payments to employees to be expensed over the requisite service period based on the grant date fair value of the awards. The Statement allows for either prospective or retrospective adoption and requires that the unvested portion of all outstanding awards upon adoption be recognized using the same fair value and attribution methodologies previously determined under Statement No. 123, Accounting for Stock-Based Compensation. The effect of this Statement on the Company's financial position or results of operations has not yet been determined.


2.  LOAN PAYABLE

The following is a breakdown of loan payable as of March 31, 2005 and December 31, 2004:

March 31, 2005:

                                   Current portion   Non-current
                                   ---------------   ------------
                                      US$'000            US$'000

Invoice discounting                 $    2,306        $        -
Bank loan                                  164                51
Inter-company loans                          -               113
Finance lease agreement                    163               140
                                   -----------        -----------
         Total                      $    2,633        $      304
                                   ===========        ===========

December 31, 2004

Invoice discounting                 $    2,770        $        -
Bank loan                                  257                86
Inter-company loan                           -                93
Finance lease agreement                    144               142
                                   -----------       -----------
         Total                      $    3,171        $      321
                                   ===========       ===========


3.  DEFERRED INCOME

In July 2002, the Company received a grant in aid of $3.863,000 from the National Assembly for Wales. This funding was made available to safeguard jobs following the decision by Aiwa Europe Limited to end the original equipment production. The National Assembly for Wales has been given security in the form of a first lien on the land and buildings at Technology Park, Newbridge and has the right to require repayment of part or all of the grant under certain circumstances. The Company has treated the grant in aid as deferred income and recognized a monthly amortization, based upon a formula to reduce expenses.


5. RENTAL INCOME

The Company's subsidiary has subleased certain of its spaces on annual basis for $553,000 per year. The original lease term was from July 1, 2002 through June 30, 2004. The leasee has opted to renew the lease for the period ended June 30, 2005.

6.  Restructuring Costs

For the quarter ended March 31, 2004, the Company recorded pre-tax restructuring of $167,000, relating to downsizing and realigning the business structure from
(OEM) Original Equipment Manufacturing to EMS (Electronics Manufacturing Services). The charge is primarily related to employee termination benefits.










                FINANCIAL STATEMENTS OF BUSINESS ACQUIRED



 1. Audited financial statements of Axiom Manufacturing Services Ltd.
     for the year ended December 31, 2002..........................      F-20

 2. Audited financial statements of Axiom Manufacturing Services Ltd.
     for the years ended March 31, 2002 and 2001...................      F-32

 3. Unaudited Statement of Operations of Axiom Manufacturing Services
     for the nine months ended December 31, 2002...................      F-43

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors and Stockholders
Axiom Manufacturing Services Limited
(Formerly Aiwa Wales Manufacturing Limited)

We have audited the accompanying balance sheet of Axiom Manufacturing Services Limited (formerly Aiwa Wales Manufacturing Limited) as of December 31, 2002 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly in all material respects the financial position of Axiom Manufacturing Services Limited (formerly Aiwa Wales Manufacturing Limited) as of December 31, 2002, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Demetrius & Company, LLC
-----------------------------
DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
February 26, 2004 except for
Note 1 which is dated
September 22, 2004

                     AXIOM MANUFACTURING SERVICES LIMITED
                   (formerly AIWA Wales Manufacturing Limited)

                               BALANCE SHEET
                             DECEMBER 31, 2002



                            ASSETS

                                                                 US $'000

Current assets:
Cash and cash equivalents.............................      $          47
Accounts receivable, net of allowance for
 doubtful accounts of $21.............................              3,177
Inventory.............................................              3,436
Other current assets..................................                338
                                                            -------------
   Total Current Assets...............................              6,998

Property and equipment, net of accumulated
  depreciation of $22,900.............................             14,955
                                                           ---------------
                                                           $       21,953


             LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
Accounts payable......................................      $       2,908
Notes payable, current portion........................                192
Taxes payable.........................................                270
Accrued and other expenses............................                 90
Deferred income, current portion......................                859
Other current payables................................                  2
                                                             -------------
   Total Current Liabilities..........................              4,321

Long-term Liabilities:
Deferred income, non-current portion..................              2,965
Notes payable, non-current portion....................                459
                                                             ------------
   Total Long-term Liabilities........................              3,424

Stockholders' Equity
Common stock, 13,564,002 shares authorized,
 issued and outstanding...............................             21,109
Additional paid in capital............................             11,865
Accumulated Other Comprehensive Loss..................                390
Accumulated Deficit...................................           (19,156)
                                                           --------------
   Total Shareholders' Equity.........................             14,208
                                                           --------------
                                                            $      21,953





      The accompanying notes are an integral part of the statements.



                         AXIOM MANUFACTURING SERVICES LIMITED
                    (formerly AIWA Wales Manufacturing Limited)


                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                                               US$'000 (a)


Sales...............................................        $       13,095
Cost of Sales.......................................                15,655
                                                            ---------------
Gross Loss..........................................               (2,560)

Operating Expenses
 Selling, general and administrative................                 2,995
                                                            --------------

   Operating Loss...................................               (5,555)

Other Income and Expenses
 Rental income......................................                   131
 Economic development grant.........................                   279
 Interest income....................................                    33
 Interest expense...................................                  (58)
                                                            ---------------

   Net Loss.........................................         $     (5,170)
                                                            ===============

Basic loss per common share............................      $      (0.40)


Weighted average common shares.........................         12,804,698
                                                            ==============


(a) Except for per share data




             The accompanying notes are an integral part of the statements




                          AXIOM MANUFACTURING SERVICES LIMITED
                         (formerly AIWA Wales Manufacturing Limited)


                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                           FOR THE YEAR ENDED DECEMBER 31, 2002







                                         Common Stock             Additional              Accumulated Other  Comprehensive
                                          Par value                 Paid       Accumulated   Comprehensive      Income
                                     Shares          Amount      In Capital      Deficit    Income (Loss)       (Loss)
                                ---------------- ------------  ------------- --------------  --------------- -----------

Balance, Dec. 31, 2001            10,450,002     $   16,638     $         -   $   (13,986)    $     (1,368)
 10,450,002 shares at
    $1.5922 par value

Issuance of common stock           3,114,000          4,471

Additional paid-in capital
 Write-off of inter-company debt                                      11,865

Comprehensive income (loss)
 Net loss                                                                         (5,170)                    $  (5,170)
 Foreign currency translation adjustment                                                             1,758        1,758
                                                                                                            ------------
Total comprehensive income (loss)                                                                            $   (3,412)
                              --------------   --------------   ------------  -----------   ---------------  ===========
Balance, Dec. 31, 2002          13,564,002       $   21,109      $   11,865    $ (19,156)     $         390
                              ==============   ==============   ============  ===========    ==============





                  The accompany notes are an integral part of the statements.





                             AXIOM MANUFACTURING SERVICES LIMITED
                         (formerly AIWA Wales Manufacturing Limited)

                             CONSOLIDATED STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED DECEMBER 31, 2002




                                                                  US $'000


Cash Flows from Operating Activities:
Net Loss.................................................    $     (5,170)
Adjustments to reconcile net income to net cash
 used in operating activities:
  Depreciation and amortization..........................            1,231
  Amortization of grant received.........................            (279)
  Gain/loss from disposal of property, plant and machinery            (43)
Changes in operating assets and liabilities:
 Accounts receivable.....................................          (1,771)
 Inventory...............................................          (2,135)
 Other assets............................................              123
 Accounts payable........................................            2,359
 Taxes payable...........................................              252
 Deferred income.........................................               99
 Accrued expenses........................................              (9)
                                                              ------------
   Cash used in operating activities.....................          (5,344)

Cash Flows from Investing Activities:
Proceeds from sale of property and equipment.............               57
Purchase of property and equipment.......................            (701)
                                                             -------------
   Cash used in investing activities.....................            (644)

Cash Flows from Financing Activities:
Proceeds from grants.....................................            3,863
Repayment of loan from related parties...................            1,762
Proceeds from financing leases...........................              363
Payments on financing leases.............................             (36)
Proceeds from other loans payable........................              281
                                                             -------------
   Cash provided by financing activities.................            6,233

Effect of exchange rate changes on cash and cash equivalents         (205)
 --------------
Increase in cash and cash equivalents....................               41

Cash and Cash Equivalents, Beginning.....................     $          6
                                                             =============
Cash and Cash Equivalents, Ending........................     $         47
                                                             =============


Additional cash flow information:
Cash paid for interest expense...........................     $         58
                                                             =============




      The accompanying notes are an integral part of the statements



                       AXIOM MANUFACTURING SERVICES LIMITED
                    (formerly AIWA Wales Manufacturing Limited)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NATURE OF OPERATIONS

Axiom Manufacturing Services Ltd. (Axiom) (the Company) has originally been formed and incorporated in South Wales, United Kingdom on September 3, 1980 as a wholly owned subsidiary of AIWA Co., Ltd. and named AIWA (UK) Ltd. The name of the Company was changed in June 1997 and to its current name on April 10, 2002. Whatever organizational and acquisition costs incurred by AIWA/Axiom were recoded on the books of Axiom.

Axiom was acquired by Great Admirer Limited (Great Admirer), a Hong Kong corporation on April 10, 2002. Great Admirer was a non-operating shell company and incurred minimal costs to acquire Axiom and therefore there was no need for adjustment for any costs incurred by Great Admirer to be "pushed down" in the accounts of Axiom. In addition, prior to the sale of AIWA (UK) Ltd., now Axiom, Sony/AIWA forgave US $11,865,000 of inter-company debt which Axiom recorded as paid-in capital under US GAAP and SONY/AIWA did not incur any other costs that were required to be "pushed down" to Axiom for the completion of this transaction.

Prior to the acquisition by Great Admirer, Axiom had been a wholly owned subsidiary of AIWA Europe Ltd., which was itself a wholly owned subsidiary of AIWA Co., Ltd., which was effectively acquired by Sony Corporation on October 1, 2002.

The Company, as a subsidiary of AIWA Europe Ltd. was a redundant manufacturing facility in Europe and Sony/AIWA Company arranged for its sale to Great Admirer. Sony/AIWA, rather than abandon the facility, considered the need of the local economy and thus arranged for the transfer of ownership.

On February 12, 2003, Oxford Technologies, Inc. ("Oxford"), a blank check non-operating company acquired Axiom, by exchanging its shares for the shares of Axiom that were owned by Great Admirer. Oxford, as the legal acquirer, was the registrant on that date and remains the registrant with the Securities and Exchange Commission. The merger was accounted for as a reverse acquisition, whereby, under accounting principals generally accepted in the United States of America, after completion of the merger, Oxford will file prior historical financial information of Axiom, on a stand-alone basis, for the year prior to the acquisition (12/31/2002), which is contained in the accompanying financial statements. The continuing operations of the Company will reflect the consolidated operations of Oxford and its wholly owned subsidiary, Axiom, commencing with January 1, 2003. The acquisition of Axiom by Great Admirer was treated as a reverse merger in accordance with purchase accounting under APB 16.

The Company was responsible for manufacturing Aiwa brand consumer electronics products, primarily audio and visual products on behalf of Aiwa Japan, for distribution in the Europe. In December 2000, due to a gradually decreasing profit margin, the Company began to provide electronic manufacturing services
(EMS) to third parties. In July 2001, Aiwa became entirely an EMS provider in the markets of telecommunication equipment, computer and related products, video/audio/entertainment products, industrial control equipment, testing and instrumentation products and medical devices. The Company offers its customers comprehensive and integrated design and manufacturing services, from initial product design to volume production, direct order fulfillment and aftermarket support.

The Company's principal offices and manufacturing facilities are located in Technology Park, Newbridge, South Wales, United Kingdom. The Company owns the above-mentioned facilities, which is approximately 26.80 acres.


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation - The functional currency of the Company's operations in the UK is the British Pound Sterling. Results of operations and cash flows are translated at average exchange rates during the period while specific investing and financing activities are translated at rates in effect at the time of the cash inflow or outflow. Assets and liabilities are translated at end-of-period exchange rates. Translation adjustment is shown as a separate component of stockholders' equity. Foreign currency transaction gains or loss are included in the determination of net income.

Reporting Entity - The Company's financial statements reflect the financial condition on a "stand-alone" basis and did not include any transactions of any affiliates.

Revenue Recognition - Sales revenues are generally recognized when the products are dispatched to the customers or services are rendered, net of provision for discounts, returns and allowance.

Cash Equivalents - The Company considers highly liquid instruments with original maturity of three months or less to be cash equivalents.

Accounts Receivables - Accounts receivables are reported net of allowances for doubtful accounts. The allowances are based upon the Company's regular assessment of the credit worthiness and financial conditions of specific customers, as well as its historical experience with bad debts, receivable ageing, current economic trends and the financial condition of its customers' business climate.

Inventories - Inventories are stated at the lower of cost or market. Cost has been determined using the first-in, first-out method.

Property, plant and Equipment - Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on a straight line basis over estimated useful lives of various assets classes as follows:

  Buildings & building improvements          20 to 45 years
  Machinery & equipment                      5 to 10 years
  Fixtures & fittings                        3 to 8 years

Building improvements are depreciated over the estimated useful lives. Upon retirement or sale, the costs of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of income. Repairs and maintenance costs are expensed as incurred.

Income Taxes - Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments - The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable, accrued expenses, deferred income and notes payable approximate their fair values at December 31, 2002.

Advertising Costs - The Company expenses advertising costs when incurred.

Comprehensive Income - The Company's comprehensive income for the year ended December 31, 2002 includes foreign translation gains.

Recent Accounting Pronouncements. In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets". SFAS No.141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS No. 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS No. 142 are: (1) goodwill and intangible assets with indefinite lives will no longer be amortized; (2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and (3) the amortization period for intangible assets with definite lives will no longer be limited to forty years. At this time, the Company does not believe that the adoption of either of these statements will have a material effect on its financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability,
(3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The adoption of SFAS No. 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

In August 2001, the FASB also approved SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 replaces SFAS
No. 121. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of Accounting Principles Board (APB) Opinion No. 30,
 "Reporting Results of Operations- Reporting the Effects of Disposal of a Segment of a Business", for the disposal of segments of a business. SFAS
No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally are to be applied prospectively. At this time, the Company does not believe that the adoption of SFAS No. 144 will have a material effect on its financial position, results of operations, or cash flows.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements
No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (hereinafter "SFAS No. 145"), which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded. As a result, FASB No. 64, which amended FASB No. 4, was rescinded, as it was no longer necessary. FASB No. 44, Accounting for intangible Assets of Motor Carriers, established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Since the transition has been completed, FASB No. 44 is no longer necessary and has been rescinded.
SFAS No. 145 amended FASB No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale- leaseback transactions. At this time, the Company does not believe that the adoption of SFAS No. 145 will have a material effect on the financial statements of the Company.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. At this time, the Company does not believe that the adoption of SFAS No. 146 will have a material effect on its financial position, results of operations, or cash flows.

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation- - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The adoption of SFAS No. 148 did not have a material effect on the financial statements of the Company.


2.  INVENTORIES

Inventories at December 31, 2002 consisted of the following:

                                                  US$'000


    Raw materials                            $      3,436
                                             =============


3.  PROPERTY AND EQUIPMENT

Property, plant and equipment at December 31, 2002 consisted of the following:

                                                 US $'000

  Building & building improvements             $   15,134
  Machinery & equipment                            16,998
  Fixtures & fittings                               5,723
                                               ----------
                                                   37,855
    Less: Accumulated Depreciation               (22,900)
                                               ----------
                  Total                        $   14,955

Depreciation expense amounted to $925,000 for the period ended December 31, 2002.


4.  OTHER CURRENT ASSETS

Other current assets at December 31, 2002 consisted of the following:


                                                  US$'000

  Other receivables                              $      61
  Prepaid expense and accrued income                   277
                                                ----------
                         Total                   $     338

5.  RELATED PARTY TRANSACTIONS

Prior to the sale of the Company, Sony/Aiwa Europe Limited subscribed for an additional 3,114,000 shares of capital stock of the Company as consideration for the settlement of an inter-company debt in the amount of $4,471,000. Sony/Aiwa Europe Limited also waived an inter-company debt of $11,865,000 which was recorded as additional paid-in capital.


6.  LOAN PAYABLE

At December 31, 2002, the Company's credit facility with HSBC was composed of an invoice discounting facility and finance arrangement for asset lease. The following is a breakdown of the loan payable as of December 31, 200

                                        Current portion     Non-current
                                       -----------------   -------------

                                           US$'000            US$'000

   Invoice discounting                        61                   -
   Bank loan                                  58                 203
   Finance lease agreements                   73                 256
                                       --------------       ------------
                          Total         $    192            $    459


The following is a schedule of future payments required under the loan payable:

                                          US$'000
                                     --------------
             2003                        $    192
             2004                        $    130
             2005                        $    130
             2006                        $    130
             2007                        $     69
                                        -------------
              Total                      $    651


7.  DEFERRED INCOME

In July 2002, the Company received a grant in aid of $3,863,000 from the Nation Assembly for Wales. This funding was made available to safeguard jobs following the decision by Aiwa Europe Limited to end production of electronic consumer goods. The National Assembly for Wales has been given security in the form of a first lien on the land and buildings at Technology Park, Newbridge and has the right to require repayment of part or all of the grants under certain circumstances. Upon receipt of the grant funds, the Company recorded them as deferred revenues. Each month, the Company records revenue based on a predetermined formula.

8.  INCOME TAXES

The components of the deferred tax asset based on UK rates as of December 31, 2002 are as follows:


                   Deferred tax asset:	         US $'000
                                              ---------------

  Net operating loss carryforwards            $        6,389
  Valuation allowance                         $      (6,389)
                                             ---------------
       Net deferred tax assets                $        - 0 -


9.  EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution pension plan for all its employees. The Company's contribution to the plan was $140,000 for the year 2002.











                            AXIOM MANUFACTURING SERVICES LIMITED
                          (Formerly Aiwa Wales Manufacturing Limited)




                               Audited Financial Statements
                            As of March 31, 2002 and 2001, and
                         For the Years ended March 31, 2002 and 2001


Independent Auditors' Report..............................          F-32

Balance Sheets............................................          F-33
Statement of Operations for the Years ended
   March 31, 2002 and 2001................................          F-34
Statement of Changes in Stockholders' Equity (Deficiency).          F-35
Statement of Cash Flows for the Years ended
   March 31, 2002 and 2001................................          F-36
Notes to Financial Statements.............................          F-37

                             INDEPENDENT AUDITORS' REPORT




Board of Directors and Stockholders
Axiom Manufacturing Services Limited
(Formerly Aiwa Wales Manufacturing Limited)

We have audited the accompanying balance sheets of Axiom Manufacturing
Services Limited (formerly Aiwa Wales Manufacturing Limited) at March 31, 2002 and 2001 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the two year period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Axiom Manufacturing Services Limited, as of March 31, 2002, and 2001 and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



/s/ Demetrius & Company, LLC
-----------------------------
DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
July 17, 2003

                         AXIOM MANUFACTURING SERVICES LIMITED
                      (formerly AIWA Wales Manufacturing Limited)

                                    BALANCE SHEETS




ASSETS

                                                          March 31, 2002     March 31, 2001
                                                        -----------------   ---------------
                                                             US $'000          US $'000

Current assets:
Cash and cash equivalents...........................     $          613      $         50
Accounts receivable, net of allowance for
 Doubtful accounts of $143 in 2002..................              1,767             2,134
Inventory...........................................              1,153             3,183
Other current assets................................                 67               376
Due from related parties............................                  -               497
                                                         --------------     -------------
   Total Current Assets.............................              3,600             6,240

Property and equipment, net of accumulated
  depreciation of $19,431 in 2002 and $19,979 in 2001           13,499              3,020
                                                         --------------     --------------
                                                          $     17,099       $      9,260
                                                          =============     =============



                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable...................................      $       1,217      $       1,195
Taxes payable......................................                122                403
Accrued expenses...................................                 70                656
Deferred income....................................                 53                  -
Due to related parties.............................             16,390                  -
                                                         -------------      -------------
   Total Current Liabilities.......................             17,852              2,254

Stockholders' Equity (Deficiency)
Common stock, $1.5922 par value, 10,450,002 shares
  authorized, issued and outstanding...............             16,638             16,638
Accumulated Other Comprehensive Loss...............            (1,322)            (1,391)
Accumulated Deficit................................           (16,069)            (8,241)
                                                         -------------      --------------
   Total Shareholders' Equity (Deficiency).........             (753)               7,006
                                                         -------------      --------------
                                                          $    17,099        $      9,260
                                                         =============      ==============




                The accompanying notes are an integral part of the statements.




                       AXIOM MANUFACTURING SERVICES LIMITED
                    (formerly AIWA Wales Manufacturing Limited)


                             STATEMENTS OF OPERATIONS
                       For the Years Ended March 31, 2002 and 2001




                                                  2002            2001
                                              -------------  -------------
                                                US $'000       US $'000


Sales..................................       $     12,383   $       29,655
Cost of Sales..........................             19,858           36,601
                                             -------------   --------------
Gross Loss.............................            (7,475)          (6,946)

Operating Expenses
  Selling, general and administrative..                644              447
                                             -------------   --------------

Operating Loss.........................            (8,119)          (7,393)

Interest income........................                175              475
Interest expense.......................              (140)             (72)
                                             --------------   -------------
   Loss Before Income Taxes............            (8,048)          (6,990)

Income tax benefit.....................                256                -
                                             --------------   -------------
Net Loss...............................       $    (7,828)    $     (6,990)
                                             ===========      =============







        The accompanying notes are an integral part of the statements.




                          AXIOM MANUFACTURING SERVICES LIMITED
                       (formerly AIWA Wales Manufacturing Limited)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)






                                             Common Stock                             Accumulated Other   Comprehensive
                                              Par value                 Accumulated     Comprehensive       Income
                                        Shares           Amount           Deficit       Income (Loss)        (Loss)
                                    ---------------   --------------  ---------------  ---------------- ---------------
                                                         US$'000          US$'000         US$'000           US$'000

Balance, March 31, 2000                10,450,002     $   16,638        $    (1,251)     $                       -

Comprehensive income (loss)
 Net loss                                                                    (6,990)                     $   (6,990)
 Foreign currency translation adjustment                                                       (1,391)       (1,391)
                                                                                                          ---------
Total comprehensive income (loss)                                                                         $  (8,381)
                                    ---------------   --------------  --------------    ---------------   ==========
Balance, March 31, 2001                10,450,002      $  16,638        $    (8,241)      $    (1,391)
                                    ===============   ==============   =============    ===============

Comprehensive income (loss)
 Net loss                                                                    (7,828)                      $  (7,828)
 Foreign currency translation adjustment                                                           69             69
                                                                                                          ----------
Total comprehensive income (loss)                                                                         $  (7,759)
                                    --------------    --------------   --------------   --------------    ==========
Balance, March 31, 2002                10,450,002      $  16,638        $   (16,069)      $   (1,322)
                                    ==============    ==============   ==============   ==============





                        The accompanying notes are an integral part of the statements.




                              AXIOM MANUFACTURING SERVICES LIMITED
                           (formerly AIWA Wales Manufacturing Limited)

                                     STATEMENT OF CASH FLOWS
                            For the Years Ended March 31, 2002 and 2001





                                                                2002            2001
                                                           --------------   ------------
                                                            US $'000          US $'000


Cash Flows From Operating Activities:
Net Loss..............................................     $     (7,828)   $   ( 6,990)
Adjustments to reconcile net income to net cash
 Used in operating activities:
  Depreciation and amortization.......................             1,746          3,024
  Allowance for bad debt..............................               143              -
  Gain/loss from disposal of property, plant and machinery             8             12

Changes in operating assets and liabilities:
 Accounts receivable..................................               234        (2,123)
 Inventory............................................             2,053            754
 Other assets.........................................               312            189
 Accounts payable.....................................                17          (995)
 Taxes payable........................................             (284)           (19)
 Accrued expenses.....................................             (591)        (1,595)
 Deferred income......................................                54              -
                                                           -------------   ------------
    Cash used in operating activities.................           (4,134)        (7,743)

Cash Flows From Investing Activities:
Purchase of property and equipment and
 Leasehold improvements...............................          (12,014)          (512)
                                                           -------------   ------------
    Cash used in investing activities.................          (12,014)          (512)

Cash Flows from Financing Activities:
Proceeds from related parties.........................            16,724          8,216
                                                           -------------   ------------
   Cash provided by financing activities..............            16,724          8,216

Effect of exchange rate changes on cash and cash equivalents        (13)           (10)
                                                           -------------   ------------
Increase (Decrease) in cash and cash equivalents......               563           (49)

Cash and Cash Equivalents, Beginning..................                50            99
                                                           -------------   ------------
Cash and Cash Equivalents, Ending.....................     $         613   $        50
                                                           =============   ============





                The accompanying notes are an integral part of the statements.





                             AXIOM MANUFACTURING SERVICES LIMITED
                        (formerly AIWA Wales Manufacturing Limited)

                               NOTES TO FINANCIAL STATEMENTS

                                  MARCH 31, 2002 and 2001



NATURE OF OPERATIONS

Axiom Manufacturing Services Limited ("Axiom) provides electronic manufacturing services (EMS) to third parties in the markets of telecommunication equipment, computers and related products, video/audio/entertainment products, industrial control equipment, testing and instrumentation products and medical devices. Axiom offers its customers comprehensive and integrated design and manufacturing services, from initial product design to volume production, direct order fulfillment and aftermarket support. The Company's customer base is primarily in the United Kingdom.

Oxford Technologies Inc. (the "Company") was incorporated in the State of Delaware on March 8, 2002 as a blank check company. On February 12, 2003, the Company acquired Axiom by issuing 13,564,002 shares of its common stock in exchange for all issued and outstanding capital shares of Axiom that were owned by Great Admirer Limited ("Great Admirer"), a Hong Kong corporation. The Company, as the legal acquirer, was the registrant on that date and remains the registrant with the Securities and Exchange Commission. The merger was accounted for as a reverse acquisition under accounting principles generally accepted in the United States of America. As a result of the acquisition, Axiom became the Company's wholly owned subsidiary, and Great Admirer became the controlling shareholder of the Company. The continuing operations of the Company will reflect the consolidated operations of Oxford and its wholly owned subsidiary, Axiom.

At the time Great Admirer acquired Axiom in April 2002, Great Admirer was a non-operating shell company and incurred minimal costs to acquire Axiom. Therefore, no adjustments were made for any costs incurred by Great Admirer to be "pushed down" in the accounts of Axiom.

Axiom's principal offices and manufacturing facilities are located in Technology Park, Newbridge, South Wales, United Kingdom. Axiom is the owner of the above-mentioned facilities.

Axiom was incorporated in South Wales, United Kingdom on September 3, 1980 under the name of Aiwa (UK) Ltd. Axiom's name was changed to Axiom Manufacturing Services Limited on April 10, 2002.


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation - The local currency is the functional currency of the Company's operations in UK. Results of operations and cash flows are translated at average exchange rates during the period while specific investing and financing activities are translated at rates in effect at the time of the cash inflow or outflow. Assets and liabilities are translated at end-of-period exchange rates. Translation adjustment is shown as a separate component of stockholders' equity. Foreign currency transaction gains or loss are included in the determination of net income.

Reporting Entity - The Company's financial statements reflect the results of operations on a "Stand-alone" basis and do not include any transactions of any affiliates.

Revenue Recognition - Sales revenues are generally recognized when the products are dispatched to the customers or services are rendered, net of provision for discounts, return and allowance.

Cash Equivalents - The Company considers highly liquid instruments with original maturity of three months or less to be cash equivalents.

Inventories - Inventories are stated at the lower of cost or market. Cost has been determined using the first-in, first-out method.

Property, plant and Equipment - Property, plant and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on a straight - line basis over estimated useful lives of various assets classes as follows:


  Buildings & building improvements        20 to 45 years
  Machinery & equipment                    5 to 10 years
  Fixtures & fittings                      3 to 8 years

Leasehold improvements are amortized over the shorter of related lease terms or the estimated useful lives. Upon retirement or sale, the costs of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of income. Repairs and maintenance costs are expensed as incurred.

Income Taxes - Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments - The carrying amounts of the Company's financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses approximate their fair values at March 31, 2002 & 2001.

Advertising Costs - The Company expenses advertising costs when incurred.

Comprehensive Income - Net income for 2002 and 2001 is the same as comprehensive income defined pursuant to Statement of Financial accounting Statement Accounting Standards No. 130, "Reporting Comprehensive Income."

Recent Accounting Pronouncements - In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long- lived asset and subsequently allocated to expense using a systematic and rational method. The adoption of SFAS No. 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

In August 2001, the FASB also approved SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 replaces SFAS
No. 121. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of Accounting Principles Board (APB) Opinion No. 30, "Reporting Results of Operations- Reporting the Effects of Disposal of a Segment of a Business", for the disposal of segments of a business. SFAS
No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally are to be applied prospectively. At this time, the Company does not believe that the adoption of SFAS No. 144 will have a material effect on its financial position, results of operations, or cash flows.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. At this time, the Company does not believe that the adoption of SFAS No. 146 will have a material effect on its financial position, results of operations, or cash flows.


2.  INVENTORIES

Inventories at March 31, 2002 & 2001 consisted of the following:

                                             2002          2001
                                           US$'000       US$'000


  Raw materials                          $  1,086      $   1,728
  Work in progress                              -            155
  Finished goods and goods for sale            67             50
  Goods in transit                              -          1,250
                                         ---------    -----------
                    Total                $  1,153      $   3,183


3.   PROPERTY AND EQUIPMENT

Property, plant and equipment at March 31, 2002 & 2001 consisted of the following:

                                            2002           2001
                                           US$'00        US$'000


   Building & building improvements     $   13,399     $    1,432
   Machinery & equipment                    14,472         16,440
   Fixtures & fittings                       5,059          5,127
                                        ----------    -----------
                                            32,930         22,999
   Less: Accumulated Depreciation         (19,431)       (19,979)
                                       -----------    -----------
                Total                   $   13,499     $   3,020


Depreciation expense amounted to $1,746,000 and $3,024,000 for the years ended March 31, 2002 and 2001, respectively.


4.   OTHER CURRENT ASSETS

Other current assets at March 31, 2002 & 2001 consisted of the following:


                                            2002             2001
                                           US$'000         US$'000



   Other receivables                      $     31         $     35
   Prepaid rent & building insurance             -              324
   Prepaid security tax                         10               10
   Prepaid insurance - medical                  17                6
   Other prepaid expense                         9                1
                                        ----------       ----------
                       Total              $     67         $    376


5.   RELATED PARTY TRANSACTIONS

The Company was a member of Aiwa Europe Limited, an affiliate of Aiwa Co. Limited of Japan. As of March 31, 2002 & 2001, the amounts due from related parties were $-0- & $497,000, respectively. The decrease in due from related party represents the decline in inter-company sales and the change in the nature of operations.

The amounts due to related parties as of March 31, 2002 & 2001 were $16,390,000 and $-0-, respectively. The increase in due to related parties resulted from the purchase of the Company's factory premises located in Technology Park, Newbridge, S. Wales, UK in June 2001. Aiwa Europe Limited advanced the Company $11,776,000 to assist in the acquisition of the real property at Technology Park.


6.	MAJOR CUSTOMERS

At March 31, 2002, the Company's manufacturing activity was all concentrated in the EMS business. A number of significant EMS contracts were obtained in the year, including the following key customers:


 Name                   Product Type            Sales Amount
                                                   US$'000

Perkin Elmer          Medical equipment           $   2,208
Arcam                 Hi Fi equipment             $   1,116
Tellermate            Cash handling equipment     $   1,440


7.   COMMITMENTS

At March 31, 2001, the Company had an operating lease for the factory premises located at Technology Park, Newbridge, with Welsh Development Agency. Rent expenses under the operating lease were approximately $106,000 & $424,000 for the years ended March 31, 2002 and 2001. The Company's operating lease was terminated due to the acquisition of the factory premises in June 2001.


8.   INCOME TAXES

Income taxes based on the UK rates converted to US$ for the years ended March 31, 2002 and 2001 included the following components:

                                                 Years Ended March 31
                                                  2002          2001
                                               -------------  ------------
                                                  US$'000        US$'000


        Current tax benefit                     $     256       $       -
                                               -------------    -------------
                                                $     256       $       -


                                                  Years Ended March 31
         Deferred tax asset:                       2002          2001

                                               ---------------   --------------
                                                   US$'000         US$'000

         Net operating loss carry-forwards      $     5,463      $    3,115
         Valuation allowance                    $   (5,463)      $  (3,115)
                                               -------------    ------------
         Net deferred tax assets                $      -0-       $     -0-

9.   SUBSQUENT EVENT

In April 2002, Great Admirer Limited, a Hong Kong company, acquired Axiom from Aiwa Europe Limited.

Prior to the sale of Axiom, Aiwa Europe Limited subscribed for an additional 3,114,000 shares of capital stock of Axiom as consideration for the settlement of the inter-company debt in the amount of $4,471,000. Aiwa Europe Limited also waived the inter-company debt of $11,865,000, which was recorded as additional paid-in capital.











                           UNAUDITED STATEMENT OF OPERATIONS
                          OF AXIOM MANUFACTURING SERVICES LTD.
                         FOR THE NINE MONTHS ENDED DECEMBER 31, 2002





Please note that Oxford Technologies Inc. had no operations for the nine-month periods ended December 31, 2002 and 2001. Therefore, the numbers in the following statement of operations are not consolidated numbers.

                          AXIOM MANUFACTURING SERVICES LIMITED
                       (formerly AIWA Wales Manufacturing Limited)

                                STATEMENT OF OPERATIONS
                                     (Unaudited)



                                                  For the Nine Months Ended Dec. 31
                                                  ---------------------------------
                                                       2002              2001
                                                  ---------------   ---------------
                                                    US $'000            US $'000



Sales.....................................         $    10,499         $     9,754
Cost of Sales.............................              11,998              14,861
                                                  ------------       --------------
Gross Loss................................             (1,499)             (5,107)

Operating Expenses
 Selling, general and administrative......               1,583               1,095
                                                  ------------       -------------

     Operating Loss.......................             (3,082)             (6,202)

Interest income...........................                  15                 159
Interest expense..........................                (20)               (103)
                                                  -------------       -------------
     Loss Before Income Taxes.............             (3,087)             (6,146)

Income tax benefit........................                   -                 257
                                                 -------------        -------------
Net Loss..................................        $    (3,087)        $    (5,889)
                                                 =============        =============





                          PRO FORMA FINANCIAL INFORMATION



           Prepared assuming the merger took place on January 1, 2002.



  1. Pro forma balance sheet as of December 31, 2002..............    F- 19

  2. Pro forma statements of operations for the year
     ended December 31, 2002......................................     F-20









                               OXFORD TECHNOLOGIES CORP.
                          Consolidated Pro Forma Balance Sheet
                                 DECEMBER 31, 2002



                                       ASSETS

                                                               Axiom            Oxford         Pro Forma
                                                           Manufacturing     Technologies     Adjustments    Pro Forma
                                                          --------------    --------------   -------------  ----------
                                                              US$'000           US$'000         US$'000      US$'000

Current assets:
Cash and cash equivalents.........................         $        47      $         -                     $      47
Accounts receivable, net of allowance for
 doubtful accounts of $21.........................               3,177                -                         3,177
Inventory.........................................               3,436                -                         3,436
Other current assets..............................                 338                -                           338
                                                           -------------     -----------                     ---------
   Total Current Assets...........................               6,998                                          6,998

Property and equipment, net of accumulated
  depreciation of $22,900.........................              14,955                -                        14,955
                                                           ------------      -----------                     ---------

                                                            $   21,953        $       -                     $  21,953
                                                           ============      ===========                    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses..............           $    3,000        $       -                     $   3,000
Notes payable, current portion...................                  192                -                           192
Taxes payable....................................                  270                -                           270
Deferred income, current portion.................                  859                -                           859
                                                           ------------      -----------                   -----------
    Total Current Liabilities....................                4,321                -                         4,321

Long-term Liabilities:
Deferred income, non-current portion............                 2,965                -                         2,965
Notes payable, non-current portion..............                   459                -                           459
                                                           ------------      -----------                   -----------
     Total Long-term Liabilities................                 3,424                -                         3,424

Stockholders' Equity
Common stock, Axiom, 13,564,002 shares authorized
 issued and outstanding..........................              21,009                 -        (21,009)  b          -
Common stock, Oxford, 5,000,000 shares issued and
  Outstanding....................................                   -                 1               1  a          2
Additional paid in capital.......................              11,865                 -          21,109  b     32,972
                                                                                                    (1)  a
                                                                                                    (1)  c
Accumulated Other Comprehensive Loss............                  390                 -                           390
Accumulated Deficit.............................             (19,156)               (1)               1  c   (19,156)
                                                        -------------      -------------                   -----------
      Total Shareholders' Equity................               14,208                 -                        14,208
                                                        -------------      -------------                   -----------
                                                        $      21,953       $         -                    $   21,953
                                                        =============      =============                   ===========


 a.   Issuance of 13,564,002 Oxford shares at $0.0001
 b.   Elimination of Axiom common shares
 c.   Elimination of Oxford deficit



2.  Pro forma statements of operations for the year ended December 31, 2002




                                OXFORD TECHNOLOGIES CORP.

                     CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 2002
                        (In Thousands, except per share amounts)



                                                              Axiom           Oxford        Pro Forma
                                                           Manufacturing   Technologies    Adjustments    Pro Forma
                                                          ---------------   ------------   ------------   ----------


Sales.........................................             $      13,095    $         -                   $   13,095
Cost of Sales.................................                    15,655              -                       15,655
                                                           --------------   ------------                  ----------
Gross Loss....................................                   (2,560)              -                      (2,560)

Operating Expenses
 Selling, general and administrative..........                     2,995              1                        2,996
                                                           --------------   ------------                  -----------

   Operating Loss.............................                   (5,555)            (1)                      (5,556)

Other Income and Expenses
Rental income.................................                       131              -                          131
Economic development grant....................                       279              -                          279
Interest income...............................                        33              -                           33
Interest expense..............................                      (58)              -                         (58)
                                                           --------------   ------------                  ----------

    Net Loss..................................              $    (5,170)    $        (1)                  $  (5,171)
                                                           ==============   =============                 ===========

Basic loss per common share...................                                                            $   (0.28)
                                                                                                          ============
Weighted average common shares................                                                             18,564,002
                                                                                                          ============





                                   PART II


                   INFORMATION NOT REQUIRED IN PROSPECTUS






                 INDEMNIFICATION OF OFFICERS AND DIRECTORS


Our Certificate of Incorporation permits us to indemnify each person who is or was our director or officer to the fullest extent permitted by Delaware corporation law and any current or future legislation or judicial or administrative decision, against all fines, liabilities, costs and expenses, including attorney's fees, arising from claims against such persons in connection with their acting as our director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by us in connect with the issuance and distribution of the securities being registered by this prospectus. We have agreed to pay all the costs and expenses of this offering. Selling security holders will not pay any part of these expenses.



      SEC registration fee                    $    660.49
      Accounting fees and expenses            $    32,000
      Legal fees and expenses                 $    20,000
      Transfer agent fees                     $     1,200
      Federal tax                             $         0
      State tax and fees                      $         0
      Blue Sky expense                        $         0
      Printing and engraving                  $     2,000
      Miscellaneous expenses                  $     2,000
                                              ------------
                         Total                $ 57,860.49

All expenses are estimated except the SEC filing fee.

                         RECENT SALES OF UNREGISTERED SECURITIES

On March 8, 2002, we issued 5,000,000 shares of our common stock, valued at $500, to Waywood Investment Ltd. for services rendered in connection with our organization. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. We believe this exemption is available because no public offering was involved.

On February 12, 2003, we entered into a share exchange agreement with Great Admirer Ltd., pursuant to which we issued 13,564,002 shares of our common stock to Great Admirer in exchange for all issued and outstanding ordinary shares of Axiom Manufacturing Services Ltd. on a one-to-one basis. The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. We believe this exemption is available because no public offering was involved. We have never utilized an underwriter for offerings of our securities.

On March 18, 2003, Great Admirer Ltd. distributed, out of the 13,564,002 shares, 213,000 shares of our common stock to 355 employees of its affiliated companies as incentive compensation. None of the above-mentioned persons are U.S. persons as defined in Regulation S under the Securities Act of 1933 as amended.



                                     EXHIBITS

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.



                                   UNDERTAKINGS


The registrant hereby undertakes:

(1) To file, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

    (i)  Include any prospectus required by section 10(a)(3) of the Securities
Act;

    (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution;

(2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at end of the offering.




                                  SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form?SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Hong Kong, China, on August 9, 2005.





                                  Oxford Technologies, Inc.

                                  By: /s/ Jacinta Sit
                                  --------------------------
                                  Jacinta Sit, President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on August 9, 2005.


Signature                                      Title


/s/ Jacinta Sit
--------------------
Jacinta Sit              President (principal executive officer), Chief
                         Financial Officer (principal financial officer
                         and principal accounting officer) and Director



/s/ Vivian Lee-Yu Lam
----------------------
Vivian Lee-Yu Lam         Secretary and Director





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                                        EXHIBIT INDEX


EXHIBIT NO.                                 TITLE
----------   -----------------------------------------------------------------
  3.1        Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form 10-SB, filed on June 10, 2002, Commission File
             No. 0-49854).

  3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10-SB, filed on June 10, 2002, Commission File No. 0-49854).

  4.1 Specimen Form of the Company's Stock Certificate (incorporated by reference to Exhibit 4 to the Company's Amendment No. 1 to the Registration Statement on Form 10-SB, filed on July 29, 2002, Commission File No. 0-49854).

  5.1        Opinion of Law Offices of William G. Hu, Esq.

  10.1 Agreement with Waywood Investments Ltd. (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form 10-SB, filed on June 10, 2002, Commission File No. 0-49854).

  10.2 Shareholder Agreement (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form 10-SB, filed on
             June 10, 2002, Commission File No. 0-49854).

  14.1       Code of Business Conduct and Ethics (incorporated by reference to
             Exhibit 14.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003).

  21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Company's Registration Statement on Form SB-2, filed on July 20, 2004, Commission File No. 333-117500).

  23.1*      Consent of William G. Hu, Esq., included in Exhibit 5.1.

  23.2*      Consent of Demetrius & Co., LLC.


  *   Filed herewith.



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